Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment No. 2”), dated as of December 18, 2018, by and among Donnelley Financial Solutions, Inc. (the “Borrower”), the other Loan Parties, JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”) and the Lenders (as defined below) party hereto. All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of September 30, 2016, as amended by Amendment No. 1, dated as of October 2, 2017, among the Borrower, the other parties thereto, the lenders party thereto from time to time (collectively, the “Lenders” and each individually, a “Lender”), JPM, as Administrative Agent, collateral agent, Swing Line Lender and as an Issuing Bank (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein (the Credit Agreement, as amended by this Amendment No. 2, the “Amended Credit Agreement”) so as to, among other things, (i) incur new Revolving Commitments (the “Revolving Commitments”) to replace the entire amount of existing Revolving Commitments (the “Existing Revolving Commitments”) under the Revolving Facility existing immediately prior to the Amendment No. 2 Effective Date (as defined below) (such existing Revolving Facility, the “Existing Revolving Facility”) with a new Revolving Facility and (ii) make certain other amendments to the Credit Agreement in accordance with Section 9.02 thereof, in each case on the terms set forth herein;

WHEREAS, (i) each Person party hereto as a Revolving Lender (each a “Revolving Lender”) has agreed, on the terms and conditions set forth herein, to (A) provide a Revolving Commitment in the principal amount set forth next to such Revolving Lender’s name on Schedule 1 hereto and (B) issue Letters of Credit in an amount equal to its LC Sublimit set fort next to such Revolving Lender’s name on Schedule 1 hereto, in each case effective as of the Amendment No. 2 Effective Date and (ii) upon the establishment of such Revolving Commitments, the Existing Revolving Commitments shall be terminated;

WHEREAS, the Lenders party hereto, constituting all of the Revolving Lenders and the Required Lenders under the Credit Agreement on the date hereof, have agreed to amend the Credit Agreement as provided in this Amendment No. 2; and

WHEREAS, each Loan Party party hereto (collectively, the “Reaffirming Parties,” and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment No. 2 becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations under the Amended Credit Agreement, the Collateral Documents, and the other Loan Documents to which it is a party.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

SECTION 2. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment No.2. Upon the effectiveness of the Revolving Commitments on the Amendment No. 2 Effective Date, the Existing Revolving Commitments shall be terminated in full. This Amendment No. 2 shall for all purposes constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents.

SECTION 3. REPRESENTATIONS & WARRANTIES. In order to induce the Revolving Lenders and the Administrative Agent to enter into this Amendment No. 2, each Loan Party hereby represents and warrants to the Revolving Lenders and the Administrative Agent that:

(a) On and as of the Amendment No. 2 Effective Date, each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date); provided that all references in the representations set forth in Sections 3.02, and 3.03 of the Credit Agreement to “Loan Documents” shall be deemed to be references to this Amendment No. 2 and the other Loan Documents (including the Credit Agreement) as amended by this Amendment No. 2.

(b) No Default or Event of Default has occurred or is continuing or would occur immediately after giving effect to this Amendment No. 2.

SECTION 4. CONDITIONS PRECEDENT. This Amendment No. 2 shall become effective as of the first date (the “Amendment No. 2 Effective Date”) when each of the conditions set forth in this Section 4 shall have been satisfied or waived:

(a) The Administrative Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this Amendment No. 2 from each Loan Party named on the signature pages hereto and each Revolving Lender.

(b) The Administrative Agent shall have received from the Borrower a non-refundable upfront fee for the account of each Revolving Lender equal to (i) for the aggregate principal amount of each Revolving Lender’s Revolving Commitment in excess of its Existing Revolving Commitment (such amount, an “Excess Commitment Amount”), 0.375% of such Excess Commitment Amount and (ii) for the aggregate principal amount of each Revolving Lender’s Revolving Commitment equal to its Existing Revolving Commitment, 0.15% of such amount, in each case on the Amendment No. 2 Effective Date.

(c) All costs, fees and expenses (including, without limitation, legal fees and expenses) contemplated and to the extent required by the Credit Agreement, the Engagement Letter and any other letter agreement between the Borrower and any Arranger relating to the transactions contemplated hereby, and which are payable to the Amendment No.2 Lead Arrangers (as defined in Exhibit A hereto) or any other Arranger or the Administrative Agent shall have been paid to the extent due.

(d) No Default or Event of Default shall have occurred or be continuing or would occur immediately after giving effect to this Amendment No. 2.

(e) Each of the representations and warranties made by any Loan Party set forth in Section 3 hereof shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

(f) The Administrative Agent shall have received a certificate of the Borrower, dated the Amendment No. 2 Effective Date, executed by a Responsible Officer of the Borrower certifying compliance with the requirements set forth in clauses (d) and (e) of this Section 4.

(g) On the Amendment No. 2 Effective Date, the Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of (i) Sullivan & Cromwell LLP, counsel to the Loan Parties and (ii) local counsel in each jurisdiction in which a Loan Party is organized and the laws of which are not covered by the opinion referred to in (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received a customary certificate from each Loan Party, dated the Amendment No. 2 Effective Date, signed by a Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, with appropriate insertions, together with (a) certified copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (b) customary resolutions of such Loan Party referred to in such certificate, (c) incumbency or specimen signatures which identify by name and title of such Responsible Officer or authorized signatory of such Loan Party authorized to sign this Amendment No. 2, and (d) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Amendment No. 2 Effective Date and certifying as to the good standing of such Loan Party; provided that in the case of preceding clause (a), such documents shall not be required to be delivered with respect to any Person that was a Loan Party immediately prior to the Amendment No. 2 Effective Date if such certificate includes a certification by such Responsible Officer that the applicable organizational documents delivered to the Administrative Agent in connection with the initial funding of Term Loans on the Closing Date remain in full force and effect and have not been amended, modified, revoked or rescinded since the Closing Date.

(i) The Borrower shall have (i) repaid (or caused to be repaid) all Revolving Loans outstanding under the Existing Revolving Facility immediately prior to the Amendment No. 2 Effective Date (such Revolving Loans, the “Existing Revolving Loans”) and (ii) paid to all Revolving Lenders (as defined in the Credit Agreement) (A) holding Existing Revolving Loans all accrued and unpaid interest on their Existing Revolving Loans and (B) all accrued and unpaid facility fees contemplated by Section 2.09 of the Credit Agreement, in each case to, but not including, the Amendment No .2 Effective Date.

(j) The Administrative Agent shall have received from the Borrower, for the account of each Revolving Lender with respect to its participations in Letters of Credit, all accrued and unpaid participation fees required by Section 2.09(b)(i) of the Credit Agreement.

(k) The Amendment No.2 Lead Arrangers and the Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 2 Effective Date all documentation and other information requested by the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act, in each case as requested at least five (5) Business Days prior to the Amendment No. 2 Effective Date.

(l) With respect to each Mortgaged Property located in the United States of America owned by a Loan Party as of the Amendment No. 2 Effective Date, the Administrative Agent shall have received (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.05 of the Credit Agreement.

SECTION 5. ARRANGERS. The Borrower and the Required Lenders agree that the Amendment No.2 Lead Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Lead Arrangers pursuant to Sections 8.08 and 9.04 of the Amended Credit Agreement and except as otherwise agreed to in writing by the Borrower and the Amendment No. 2 Lead Arrangers, shall have no duties, responsibilities or liabilities with respect to this Amendment No. 2, the Amended Credit Agreement or any other Loan Document.

SECTION 6. REAFFIRMATION.

(a) To induce the Revolving Lenders and the Administrative Agent to enter into this Amendment No. 2, each of the Loan Parties hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Amendment No. 2) (collectively, the “Reaffirmed Documents”). Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 2.

(b) In furtherance of the foregoing Section 6(a), each Subsidiary Guarantor, in its capacity as a Guarantor under the Guarantee Agreement (in such capacity, each a “Reaffirming Loan Guarantor”), reaffirms its guarantee of the Obligations under the terms and conditions of the Guarantee Agreement and agrees that the Guarantee Agreement remains in full force and effect to the extent set forth in the Guarantee

Agreement and after giving effect to this Amendment No. 2, and is hereby ratified, reaffirmed and confirmed. Each Reaffirming Loan Guarantor hereby confirms that it consents to the terms of this Amendment No. 2 and the Amended Credit Agreement. Each Reaffirming Loan Guarantor hereby (i) acknowledges and agrees that its guarantee of the Obligations and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 2, (ii) acknowledges and agrees that it will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 2) and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent, the Collateral Agent and each other Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Reaffirming Loan Guarantor to avoid or delay timely performance of its obligations under the Loan Documents.

(c) In furtherance of the foregoing Section 6(a), each of the Loan Parties that is party to any Collateral Document, in its capacity as a “grantor,” “pledgor” or other similar capacity under such Collateral Document (in such capacity, each a “Reaffirming Grantor”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Amendment No. 2 and the transactions contemplated hereby. In addition, each Reaffirming Grantor reaffirms the security interests granted by such Reaffirming Grantor under the terms and conditions of the Collateral Documents (in each case, to the extent a party thereto) to secure the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 2) and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Reaffirming Grantor hereby (i) confirms that each Collateral Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Collateral Documents, the payment and performance of the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 2), as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Guarantor and each Reaffirming Grantor now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Reaffirming Grantor’s right, title and interest in, to and under all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 2), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Collateral Documents to which it is a party.

(d) Each Guarantor (other than the Borrower) acknowledges and agrees that (i) such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Amendment No. 2 and (ii) nothing in the Credit Agreement, this Amendment No. 2 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment, consent or waiver of the terms of the Credit Agreement.

SECTION 7. MISCELLANEOUS PROVISIONS.

(a) Ratification. This Amendment No. 2 is limited to the matters specified herein and shall not constitute acceptance or waiver, or, to the extent not expressly set forth herein, an amendment or modification, of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit

Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith, and each of the parties hereto acknowledges and agrees that the terms of this Amendment No. 2 constitute an amendment of the terms of pre-existing Indebtedness and the related agreement, as evidenced by the Amended Credit Agreement.

(b) Governing Law; Submission to Jurisdiction, Consent to Service of Process, Waiver of Jury Trial, Etc. Sections 9.10 and 9.11 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

(c) Severability. Section 9.08 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(d) Counterparts; Headings. This Amendment No. 2 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by telecopy or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment No. 2. Article and Section headings used herein are for convenience of reference only, and are not part of this Amendment No. 2 and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 2.

(e) Amendment, Modification and Waiver. This Amendment No. 2 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

SECTION 8. POST-CLOSING OBLIGATIONS. Within 90 days after the Amendment No. 2 Effective Date (which period may be extended in the reasonable discretion of the Administrative Agent), each relevant Loan Party shall deliver to the Administrative Agent either:

(a)

written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from local counsel in the jurisdiction in which each Mortgaged Property is located substantially to the effect that: (x) the recording of the existing Mortgage encumbering such Mortgaged Property is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement; or

(b)	the following documents:

(i)

with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (a “Mortgage Amendment”) duly executed and acknowledged by the relevant Loan Party, and in form for recording in the recording office where the Mortgage was recorded, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)

with respect to each Mortgage Amendment, (x) for the Mortgaged Property located in Arizona, a date down endorsement to the existing Mortgage Policy relating to the Mortgage encumbering such Mortgaged Property (a “Title Policy Endorsement”) insuring that such Mortgage, as amended by such Mortgage Amendment is a valid lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of any other Liens except for Permitted Liens and each such Title Policy Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and (y) for the Mortgaged Properties located in Pennsylvania and New Jersey, a title search confirming that there are no Liens except for Permitted Liens on such Mortgaged Property; and

(iii)

with respect to each Mortgage Amendment, opinions of local counsel regarding the due authorization, execution, delivery and enforceability of such Mortgage Amendment and such other matters customarily covered in real estate mortgage amendment opinions as the Administrative Agent may reasonably request.

[Remainder of page intentionally blank; signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the date first above written.

DONNELLEY FINANCIAL SOLUTIONS, INC., as Borrower

By:	/s/ David A. Gardella
Name: David A. Gardella
Title: Chief Financial Officer

WITH RESPECT TO SECTION 6:
DONNELLEY FINANCIAL, LLC, as a Loan Party,
Reaffirming Loan Guarantor and Reaffirming Grantor

By:	/s/ David A. Gardella
Name: David A. Gardella
Title: Chief Financial Officer

WITH RESPECT TO SECTION 6:
DFS INTERNATIONAL HOLDINGS, INC., as a Loan Party, Reaffirming Loan Guarantor and Reaffirming Grantor

By:	/s/ David A. Gardella
Name: David A. Gardella
Title: Chief Financial Officer

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and an Issuing Bank

By:	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Executive Director

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Lender and an Issuing Bank

By:	/s/ Kyle Oberkrom
Name: Kyle Oberkrom
Title: Associate

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

Citibank, N.A.,
as a Revolving Lender and an Issuing Bank

By:	/s/ Michael Saurer
Name: Michael Saurer
Title: Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

Capital One, National Association,
as a Revolving Lender

By:	/s/ Paul Isaac
Name: Paul Isaac
Title: Duly Authorized Signatory

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

CITIZENS BANK, N.A.,
as a Revolving Lender

By:	/s/ Martin Rohan
Name: Martin Rohan
Title: Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

Fifth Third Bank,
as a Revolving Lender

By:	/s/ Valerie Schanzer
Name: Valerie Schanzer
Title: Managing Director

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

MUFG, Ltd.,
as a Revolving Lender

By:	/s/ Samantha Schumacher
Name: Samantha Schumacher
Title: Authorized Signatory

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/s/ Corey Noland
Name: Corey Noland
Title: Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

SUNTRUST BANK,
as a Revolving Lender

By:	/s/ Carlos Cruz
Name: Carlos Cruz
Title: Director

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

TD BANK, N.A.,
as a Revolving Lender

By:	/s/ Shreya Shah
Name: Shreya Shah
Title: Senior Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

U.S. Bank National Association,
as a Revolving Lender

By:	/s/ Jerrod Clements
Name: Jerrod Clements
Title: Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/s/ Kyle R. Holtz
Name: Kyle R. Holtz
Title: Director

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

ASSOCIATED BANK, N.A.,
as a Revolving Lender

By:	/s/ Mick Tiffany
Name: Mick Tiffany
Title: Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

The Governor & Company of the Bank of Ireland,
as a Revolving Lender

By:	/s/ Cora Phelan
Name: Cora Phelan
Title: Authorized Signatory

By:	/s/ Conor Linehan
Name: Conor Linehan
Title: Authorized Signatory

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

COMERICA BANK,
as a Revolving Lender and an Issuing Bank

By:	/s/ John Lascody
Name: John Lascody
Title: Vice President

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

The Northern Trust Company,
as a Revolving Lender

By:	/s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

[DFS - Signature Page to Amendment No 2 to Credit Agreement]

Exhibit A

(see attached)

~~Conformed Convenience Copy~~Exhibit A

CREDIT AGREEMENT

Dated as of September 30, 2016,

among

DONNELLEY FINANCIAL SOLUTIONS, INC.,

as Borrower,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

CITIGROUP GLOBAL MARKETS INC.,

CAPITAL ONE SECURITIES, INC.,

FIFTH THIRD SECURITIES, INC.,

ING BANK N.V.,

PNC CAPITAL MARKETS LLC,

SUNTRUST ROBINSON HUMPHREY, INC.,

MUFG BANK, LTD. (f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A. and CITIGROUP GLOBAL MARKETS INC.,

as Co-Syndication Agents,

and

CAPITAL ONE SECURITIES, INC.,

FIFTH THIRD SECURITIES, INC.,

ING BANK N.V.,

PNC CAPITAL MARKETS LLC,

SUNTRUST BANK,

MUFG BANK, LTD. (f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

~~Conformed Convenience Copy to Reflect~~As Amended by Amendment No. 1~~1~~ on October 2, 2017 and Amendment No. 2 on December 18, 2018

~~[1]~~

~~This document is a conformed copy reflecting Amendment No. 1, dated October 2, 2017. This document is for convenience purposes only, and reference should be made to the actual amendment as the governing instrument.~~

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~38~~39
Section 1.03	Terms Generally	~~38~~39
Section 1.04	Accounting Terms; GAAP	~~39~~39
Section 1.05	Rounding	~~39~~40
Section 1.06	Times of Day	~~39~~40
Section 1.07	Letter of Credit Amounts	~~39~~40
Section 1.08	Currencies	~~39~~40
Section 1.09	Limited Condition Acquisitions	~~39~~40

ARTICLE II

The Credits

Section 2.01	Commitments	~~40~~41
Section 2.02	Incremental Revolving Commitments and Incremental Term Loans	~~41~~41
Section 2.03	Procedure for Borrowing	~~43~~43
Section 2.04	Funding of Borrowings	~~43~~44
Section 2.05	Interest Elections	~~44~~44
Section 2.06	Termination and Reduction of Commitments	~~44~~45
Section 2.07	Repayment of Loans; Evidence of Debt	~~45~~45
Section 2.08	Prepayments	~~45~~46
Section 2.09	Fees	~~47~~48
Section 2.10	Interest	~~48~~49
Section 2.11	Alternate Rate of Interest	~~49~~49
Section 2.12	Increased Costs	~~49~~49
Section 2.13	Break Funding Payments	~~50~~50
Section 2.14	Taxes	~~50~~51
Section 2.15	Pro Rata Treatment and Payments	~~53~~53
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~54~~55
Section 2.17	Letters of Credit	~~55~~56
Section 2.18	Defaulting Lenders	~~59~~59
Section 2.19	Extensions of Commitments	~~61~~61
Section 2.20	Refinancing Amendments	~~62~~63
Section 2.21	Loan Repurchases	~~65~~65
Section 2.22	Swing Line Loans	~~66~~67

ARTICLE III

Representations and Warranties

Section 3.01	Organization; Powers	~~69~~69
Section 3.02	Authorization; Enforceability	~~69~~69
Section 3.03	Governmental Approvals; No Conflicts	~~69~~69
Section 3.04	Financial Position	~~69~~69
Section 3.05	Properties; Flood Documentation	~~69~~69
Section 3.06	Litigation and Environmental Matters	~~70~~70
Section 3.07	Compliance with Laws and Agreements	~~70~~70

-i-

Section 3.08	Investment Company Status	~~70~~70
Section 3.09	Taxes	~~70~~70
Section 3.10	ERISA	~~70~~70
Section 3.11	Disclosure	~~70~~70
Section 3.12	Liens; Security Interests in the Collateral	~~71~~71
Section 3.13	No Change	~~71~~71
Section 3.14	Subsidiaries	~~71~~71
Section 3.15	Solvency	~~71~~71
Section 3.16	No Default	~~72~~72
Section 3.17	OFAC	~~72~~72
Section 3.18	Anti-Corruption Laws	~~72~~72
Section 3.19	EEA Financial Institutions	~~72~~72
Section 3.20	Labor Matters	~~72~~72
Section 3.21	Use of Proceeds	~~72~~72
Section 3.22	Insurance	~~72~~72
Section 3.23	USA PATRIOT Act	~~72~~72

ARTICLE IV

Conditions

Section 4.01	Closing Date	~~72~~72
Section 4.02	Each Credit Event	~~74~~74

ARTICLE V

Affirmative Covenants

Section 5.01	Financial Statements; Other Information	~~75~~75
Section 5.02	Notices of Material Events	~~77~~77
Section 5.03	Existence; Conduct of Business	~~77~~77
Section 5.04	Payment of Obligations	~~77~~77
Section 5.05	Maintenance of Properties; Insurance	~~77~~77
Section 5.06	Books and Records; Inspection Rights	~~78~~78
Section 5.07	Compliance with Laws	~~79~~79
Section 5.08	Use of Proceeds	~~79~~79
Section 5.09	Guarantors and Collateral	~~79~~79
Section 5.10	Further Assurances	~~81~~81
Section 5.11	Ratings	~~81~~81
Section 5.12	Post-Closing Requirements	~~81~~81

ARTICLE VI

Negative Covenants

Section 6.01	Indebtedness	~~82~~82
Section 6.02	Liens	~~84~~84
Section 6.03	Fundamental Changes	~~86~~86
Section 6.04	Disposition of Property	~~86~~86
Section 6.05	Restricted Payments	~~87~~87
Section 6.06	Transactions with Affiliates	~~88~~88
Section 6.07	Changes in Fiscal Periods	~~89~~89
Section 6.08	Sales and Leasebacks	~~89~~89
Section 6.09	Clauses Restricting Subsidiary Distributions	~~89~~89
Section 6.10	Financial Maintenance Covenants	~~90~~91
Section 6.11	Investments	~~91~~91

-ii-

Section 6.12	Restrictive Agreements	~~92~~92
Section 6.13	Restrictions on Amendments of Certain Documents	~~92~~92
Section 6.14	Lines of Business	~~92~~92

ARTICLE VII

Events of Default

Section 7.01	Events of Default	~~93~~93

ARTICLE VIII

The Administrative Agent

Section 8.01	Appointment and Authorization	~~94~~94
Section 8.02	Administrative Agent and Affiliates	~~95~~95
Section 8.03	Action by Administrative Agent	~~95~~95
Section 8.04	Consultation with Experts	~~95~~95
Section 8.05	Delegation of Duties	~~96~~95
Section 8.06	Successor Administrative Agent	~~96~~96
Section 8.07	Credit Decision	~~97~~97
Section 8.08	Lead Arrangers; Co-Syndication Agent; Co-Documentation Agents	~~97~~97
Section 8.09	Tax Indemnification by the Lenders	~~97~~97
Section 8.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~98~~97
Section 8.11	Obligations Under Cash Management Agreements and Specified Swap Agreements	~~99~~98

ARTICLE IX

Miscellaneous

Section 9.01	Notices	~~99~~99
Section 9.02	Waivers; Amendments	~~100~~100
Section 9.03	No Waiver; Cumulative Remedies; Enforcement	~~102~~101
Section 9.04	Expenses; Indemnity; Damage Waiver	~~102~~102
Section 9.05	Successors and Assigns	~~104~~103
Section 9.06	Survival	~~107~~106
Section 9.07	Counterparts; Integration; Effectiveness	~~107~~107
Section 9.08	Severability	~~107~~107
Section 9.09	Right of Setoff	~~107~~107
Section 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~107~~107
Section 9.11	WAIVER OF JURY TRIAL	~~108~~108
Section 9.12	Headings	~~108~~108
Section 9.13	Confidentiality	~~108~~108
Section 9.14	USA PATRIOT Act	~~10~~109
Section 9.15	Collateral and Guarantee Matters	~~109~~109
Section 9.16	No Advisory or Fiduciary Relationship	~~110~~110
Section 9.17	Platform; Borrower Materials	~~110~~110
Section 9.18	Electronic Execution of Assignments and Certain Other Documents	~~111~~110
Section 9.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~111~~111
Section 9.20	Certain ERISA Matters.	111

-iii-

SCHEDULES:

Schedule 1.01A	—	Commitments and LC Sublimits
Schedule 1.01B	—	Mortgaged Properties
Schedule 2.17	—	Existing Letters of Credit
Schedule 3.06	—	Disclosed Matters
Schedule 3.12	—	Filings
Schedule 3.14	—	Guarantors
Schedule 3.22	—	Insurance
Schedule 4.01	—	UCC-3s
Schedule 5.12	—	Post-Closing Requirements
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.06	—	Affiliate Transactions
Schedule 6.09	—	Existing Restrictions
Schedule 6.11	—	Existing Investments
Schedule 6.12		Restrictive Agreements
Schedule 9.01	—	Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrower Purchasing Party Assignment Agreement
Exhibit C	—	Form of Guarantee Agreement
Exhibit D	—	Form of Security Agreement
Exhibit E	—	Form of Secretary Certificate
Exhibit F	—	[Reserved]
Exhibit G-1	—	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	—	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	—	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	—	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H	—	Form of Perfection Certificate
Exhibit I	—	Form of Solvency Certificate
Exhibit J	—	Auction Procedures
Exhibit K	—	Form of Committed Loan Notice
Exhibit L	—	Form of Swing Line Loan Notice

-iv-

CREDIT AGREEMENT, dated as of September 30, 2016 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among DONNELLEY FINANCIAL SOLUTIONS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) (in such capacities, the “Administrative Agent”), as Swing Line Lender and as an Issuing Bank and the other Issuing Banks party hereto from time to time.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2017 Refinancing Term Loans” shall have the meaning assigned to such term in Amendment No. 1.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning assigned to such term in Section 9.14.

“Accepting Term Lender” has the meaning assigned to such term in Section 2.08(f).

“Additional Mortgage” has the meaning assigned to such term in Section 5.09(c).

“Adjustment Date” has the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Aggregate Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate then outstanding principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Commitment then in effect or, if such Revolving Commitment has been terminated, such Lender’s Outstanding Revolving Credit.

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“All-in Yield” means, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate based on an assumed four year average life; and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, subject to the applicable minimum rates specified in the definition of “Eurodollar Rate,” the Eurodollar Rate for any day shall be based on the Eurodollar Rate at approximately 11:00 a.m. London time on such day; provided further that, if the Alternate Base Rate shall at any time be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for the purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively.

“Amendment No. 1” shall mean the Amendment No. 1 to Credit Agreement, dated as of October 2, 2017, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2” shall mean Amendment No. 2 to Credit Agreement, dated as of December 18, 2018, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Documentation Agents” means, collectively, Capital One Securities, Inc., Citizens Bank, N.A., Fifth Third Securities, Inc., MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ,LTD.), PNC Captial Markets LLC, Suntrust Robinson Humphrey, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC.

“Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Amendment No. 1. The Amendment No. 1 Effective Date shall be October 2, 2017.

“Amendment No. 2 Effective Date” shall have the meaning assigned to such term in Amendment No. 2. The Amendment No. 2 Effective Date shall be December 18, 2018.

“Amendment No. 2 Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citigroup Global Markets Inc., Capital One Securities, Inc., Citizens Bank, N.A., Fifth Third Securities, Inc., MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ,LTD.), PNC Captial Markets LLC, Suntrust Robinson Humphrey, Inc., TD Bank, N.A., U.S. Bank National Association and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners for Amendment No. 2.

“Amendment No. 2 Syndication Agents” means, collectively, Bank of America, N.A. and Citigroup Global Markets Inc.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Exposure of all Lenders represented by the Aggregate Exposure of such Lender (or, if the Commitments have terminated in full, all Term Loans have been repaid and the Outstanding Revolving Credit has been reduced to zero, such percentage immediately prior to such termination, repayment and reduction).

“Applicable Rate” means (a) for each Revolving Loan, (i) prior to the first Adjustment Date occurring after the ~~Closing~~Amendment No. 2 Effective Date, ~~2.50~~2.25% for Eurodollar Loans and ~~1.50~~1.25% for ABR Loans and (ii) on and after the first Adjustment Date occurring after the ~~Closing~~Amendment No. 2 Effective Date, a percentage determined in accordance with the Pricing Grid, (b) for each Term B Loan, 3.00% for Eurodollar Loans and 2.00% for ABR Loans and (c) for each Type of Incremental Term Loan, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Assumption Agreement.

“Approved Fund” means any Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Acquisition” means:

(1) an Investment by the Borrower or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Borrower or any Restricted Subsidiary, or

(2) the acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets or equity interests of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Borrower or any of its Restricted Subsidiaries other than dispositions of inventory in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 6.03 (other than clause (iii) thereof);

(3) Restricted Payments not prohibited by Section 6.05 and Investments not prohibited by Section 6.11;

(4) the creation of any Lien permitted by Section 6.02;

(5) transfers of assets that are (i) damaged, worn out or obsolete or (ii) replaced by or exchanged for assets of similar suitability and value;

(6) dispositions of property by any subsidiary to the Borrower or to a wholly owned subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;

(7) Involuntary Dispositions;

(8) Asset Swaps (including assumption of liabilities or obligations in connection therewith) useful in the business of the Borrower and its Subsidiaries;

(9) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Borrower or any Restricted Subsidiary to the extent not materially interfering with the business of the Borrower and the Restricted Subsidiaries; and

(10) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10,000,000.

“Asset Swap” means any exchange of assets of the Borrower or any Restricted Subsidiary for assets of another Person (including Equity Interests of a Person whose primary business in a Related Business) that are intended to be used by the Borrower or any Restricted Subsidiary in a Related Business.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Auction Manager” has the meaning assigned to such term in Section 2.21(a).

“Auction Procedures” means auction procedures with respect to Purchase Offers set forth in Exhibit J hereto.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.17(b).

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect at such time over (b) the sum of such Lender’s Revolving Loans and LC Exposure at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrower” means Donnelley Financial Solutions, Inc., a Delaware corporation.

“Borrower Materials” has the meaning assigned to such term in Section 9.17.

“Borrowing” means a Loan of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, for the Borrower and its Restricted Subsidiaries in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the Borrower and its Restricted Subsidiaries shall not include:

(a) expenditures to the extent made with proceeds of the issuance of Qualified Equity Interests of the Borrower or capital contributions to the Borrower or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the second or third proviso to such clause (a));

(b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and its Restricted Subsidiaries to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.08(c);

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Borrower or any Restricted Subsidiary) and for which none of the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f) the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) any Asset Swap;

(g) Investments in respect of an Asset Acquisition; or

(h) the purchase of property, plant or equipment made with proceeds from any Asset Sale or Recovery Event to the extent such proceeds are not then required to be applied to prepay Term Loans pursuant to Section 2.08(c).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Closing Date shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement.

“Cash Equivalents” means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof; (3) commercial paper of an issuer rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (4) repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s; (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition; (7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; (8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (9) in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or any Subsidiary Guarantor with a Cash Management Bank in connection with cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, unless, when entered into, such agreement is designated in writing by the Borrower and the relevant Cash Management Bank to the Administrative Agent to not be included as a Cash Management Agreement.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement or provides any cash management services, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent or (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement.

“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary Guarantor to any Cash Management Bank under any Cash Management Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives (including the rules for systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date created, adopted or issued, but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy and liquidity requirements similar to those described in clauses (a) and (b) of Section 2.12 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions; provided that such Lender shall only be required to certify compliance with such requirement and shall not be obliged to provide any other information.

“Change of Control” means any of the following events:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its subsidiaries, taken as a whole, to any Person;

(b) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than, solely on the Closing Date, RRD or any of its Subsidiaries) is or becomes the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the aggregate voting power of all outstanding classes or series of the Borrower’s Voting Stock;

(c) the Borrower shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Borrower; or

(d) a “change of control triggering event” (or similar event) shall occur in any document pertaining to Material Indebtedness.

Notwithstanding the foregoing, (1) a transaction in which the Borrower becomes a subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if the shareholders of the Borrower immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Borrower’s voting stock as such shareholders beneficially own immediately following the consummation of such transaction; provided that such Person shall become a Guarantor hereunder in accordance with the terms of Section 5.09(b) (assuming that the requirements thereunder that apply to newly acquired Restricted Subsidiaries apply to such Person) and thereafter (i) all covenants applicable to a Restricted Subsidiary shall apply to such Person, (ii) all financial calculations and financial statements made by reference to the Borrower shall be made by reference to such Person and (iii) the Administrative Agent and Borrower shall enter into an amendment to this Agreement (which shall not require the consent of any other Lender) to give effect to the foregoing; and (2) a transaction in which the Borrower consolidates with or merges into another U.S. Person shall not Constitute a Change of Control if (A) the outstanding Voting Stock of the Borrower is converted into or exchanged for the Voting Stock (other than Disqualified Equity Interests) of the surviving Person, and (B) immediately after such merger or consolidation, no person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the aggregate voting power of all outstanding classes or series of such surviving Person’s Voting Stock.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“CIM” means the Confidential Information Memorandum dated September 2016 and made available to the Lenders in connection with this Agreement.

“Class” (a) when used in reference to any Loans or Borrowing, refers to whether such Loans or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans, Incremental Term Loans established as a new Class of Loans, Extended Term Loans or Extended Revolving Loans established as a new Class of Loans or Refinancing Term Loans or Replacement Revolving Loans established as a new Class of Loans and (b) when used in reference to any Commitments, refers to whether such Commitment is in respect of a commitment to make Revolving Loans, Term B Loans, Incremental Term Loans of a given Class, Extended Term Loans or Extended Revolving Loans of a given Class or Refinancing Term Loans or Replacement Revolving Loans of a given Class.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means U.S. Bank National Association, Wells Fargo Bank, National Association, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), PNC Capital Markets LLC, Capital One Securities, Inc., SunTrust Bank, Fifth Third Securities, Inc. and ING Bank N.V.

“Co-Syndication Agent” means Bank of America, N.A. and Citigroup Global Markets Inc.

“Collateral” has the meaning assigned to such term or a similar term in each of the Collateral Documents and shall also include the Mortgaged Properties and all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Security Agreement and the other Collateral Documents on the Closing Date or thereafter pursuant to Section 5.09.

“Collateral Documents” means the Security Agreement and each other security document, Mortgage, pledge agreement or collateral agreement executed and delivered in connection with this Agreement and/or the other Loan Documents to grant a security interest in any property as collateral to secure the Obligations.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Incremental Commitment, Revolving Commitment, Term Loan Commitment and Extended Revolving Commitment, as applicable.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Amortization Expense” for any Test Period means the amortization expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Interest Expense” means, for any Test Period, Consolidated Interest Expense for such Test Period minus, to the extent included in such Consolidated Interest Expense for such Test Period (i) amortization or write-off of deferred financing fees and (ii) any other amount that was not payable in cash during such Test Period or any future period.

“Consolidated Depreciation Expense” for any Test Period means the depreciation expense of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” for any Test Period means, without duplication, the sum of the amounts for such Test Period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense,

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense,

(e) all non-cash compensation, as reported in the Borrower’s financial statements,

(f) any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Borrower or any Restricted Subsidiary,

(g) the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write downs or reserves with respect to accounts receivable or inventory), for such Test Period,

(h) the amount of any cash charges in respect of restructuring, non-recurring or unusual items, provided that the aggregate amount added back pursuant to this clause (h) (excluding charges and expenses in connection with the Transactions that are accrued within 12 months of the Closing Date) shall not exceed (when taken together with any amounts added back pursuant to clause (i) below) 10% of Consolidated EBITDA for such Test Period prior to giving effect to such addback,

(i) the amount of net cost savings and synergies, operating improvements and expense reductions related to permitted asset sales, mergers or other business combinations, acquisitions, Investments, Dispositions or divestitures, operating improvements, platform, product and technology integration, systems consolidation, restructurings, pricing initiatives, cost saving initiatives and certain other similar initiatives projected by the Borrower in good faith to be realized (which shall be calculated on a Pro Forma Basis as though such cost savings or synergies, operating improvements or expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies, operating improvements or expense reductions are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies, operating improvements and expense reductions added pursuant to this clause (i) (when taken together with any amounts added pursuant to clause (h) above) shall not exceed 10.0% of Consolidated EBITDA for such Test Period prior to giving effect to such addback,

(j) solely to the extent incurred in a fiscal quarter ending on or before September 30, 2018, the amount of all costs and expenses related to the Spin-Off or any Asset Sale or other disposition consummated during or prior to the fiscal quarter ended September 30, 2018, minus

(3) in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Borrower or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any Test Period means the provision for taxes of the Borrower and its Restricted Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any Test Period means the sum, without duplication, of the total interest expense of the Borrower and its Restricted Subsidiaries on a consolidated basis for such Test Period (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP), minus consolidated interest income of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the Test Period ending on such date (or, except for purposes of Section 6.10, the most recent Test Period ending prior to such date for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01).

“Consolidated Net Income” for any Test Period means the net income (or loss) of the Borrower and the Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent such income has actually been distributed in cash to the Borrower or any Restricted Subsidiary during such period;

(2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3) gains and losses with respect to Hedging Obligations;

(4) the cumulative effect of any change in accounting principles;

(5) any extraordinary, unusual or nonrecurring gain or loss, together with any related provision for taxes on any such extraordinary, unusual or nonrecurring gain or loss (or the tax effect of any such extraordinary, unusual or nonrecurring loss), realized by the Borrower or any Restricted Subsidiary during such period;

(6) gains and losses from Asset Sales;

(7) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

(8) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Borrower or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Borrower or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Borrower or any Restricted Subsidiary.

“Consolidated Net Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries, less up to $50,000,000 of unrestricted cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Borrower and held by the Borrower or its Restricted Subsidiaries, as determined in accordance with GAAP, as of such date to (b) Consolidated EBITDA for the Test Period ending on such date (or, except for purposes of Section 6.10, the most recent Test Period ending prior to such date for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01).

“Consolidated Secured Indebtedness” means, at any date, Consolidated Total Indebtedness as of such date minus any amount included in Consolidated Total Indebtedness that is not secured by a Lien on any asset of the Borrower or any of the Restricted Subsidiaries other than Indebtedness incurred in reliance on Section 6.01(t)(i)(x) and Refinancing Indebtedness in respect of Indebtedness incurred in reliance on Section 6.01(t)(i)(x).

“Consolidated Secured Net Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness, less up to $50,000,000 of unrestricted cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Borrower and held by the Borrower or its Restricted Subsidiaries, as determined in accordance with GAAP, as of such date to (b) Consolidated EBITDA for the most recent Test Period ending prior to such date for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01.

“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP of a type described in clause (1), (2), (3) (solely to the extent of any unreimbursed drawings), (4), (5) or (7) of the definition of “Indebtedness.”

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash, Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred taxes based on income or profits.

“Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for exclusions from Consolidated Net Income included in clause (5) of the definition of such term.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Prepayment Amount” has the meaning assigned to such term in Section 2.08(f).

“Declining Term Lender” has the meaning assigned to such term in Section 2.08(f).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to the last paragraph of Section 2.18, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, an Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.18) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Bank, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Designation Amount” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” means, with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Revolving Termination Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Borrower to redeem such Equity Interests upon the occurrence of a change of control or asset sale (with associated reinvestment rights no less favorable than those set forth in this Agreement and which do not require a prepayment from any Asset Sale from amounts required to prepay Term Loans) occurring prior to the 91st day after the Revolving Termination Date shall not constitute Disqualified Equity Interests if such Equity Interests specifically provide that the Borrower will not redeem any such Equity Interests pursuant to such provisions prior to the Obligations (other than (x) (i) Cash Management Obligations and (ii) Obligations under Specified Swap Agreements not yet due and payable, and (y) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been cash collateralized or otherwise back-stopped or having been terminated, and all Commitments having been terminated.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, of any Person, (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder) with respect to a Plan other than an event for which the 30-day notice period is waived; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA); (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than (i) with respect to Term B Loans, 0.75% per annum, such rate shall be deemed to be 0.75% for the purposes of this Agreement and (ii) in all other cases, zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less (i) with respect to Term B Loans, 0.75% per annum, such rate shall be deemed to be 0.75% per annum for the purposes of this Agreement and (ii) in all other cases, 0% per annum, such rate shall be deemed to be 0% per annum for the purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (1) through (8) of the definition of Consolidated Net Income and excluded in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from dispositions outside the ordinary course of business by the Borrower and its Restricted Subsidiaries completed during such period),

(iv) cash receipts by the Borrower and its Restricted Subsidiaries in respect of Hedging Obligations during such fiscal year to the extent not otherwise included in such Consolidated Net Income; and

(v) the amount by which tax expense deducted in determining such Consolidated Net Income for such period exceeded taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) by the Borrower and its Restricted Subsidiaries in such period, over (b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (8) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (ix) below in prior years, the amount of Capital Expenditures or acquisitions of Intellectual Property made in cash during such period by the Borrower and its Restricted Subsidiaries, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of the Borrower or its Restricted Subsidiaries (other than under the Revolving Facility),

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations and (B) the amount of any scheduled repayment of Term Loans, but excluding (x) all other prepayments of Term Loans, (y) all prepayments of Revolving Loans and (z) all prepayments in respect of any other revolving credit facility, except in the case of clauses (y) and (z) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than under the Revolving Facility) of the Borrower or its Restricted Subsidiaries,

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions outside the ordinary course of business by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting),

(v) payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income, except to the extent financed with the proceeds of other Indebtedness (other than under the Revolving Facility of the Borrower or its Restricted Subsidiaries),

(vi) without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 6.11 (except for those Investments made under Sections 6.11(b), (d), (g) and (m)) to the extent that such Investments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,

(vii) the amount of Restricted Payments during such period (on a consolidated basis) by the Borrower and its Restricted Subsidiaries made in compliance with Section 6.05 (other than Section 6.05(ii), (iv), (v), (vii) and (xii)) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,

(viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income and were not funded with the proceeds of other Indebtedness (other than Indebtedness under the Revolving Facility) of the Borrower or its Restricted Subsidiaries,

(ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Asset Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Asset Acquisition, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xi) cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” means all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Property” shall have the meaning assigned thereto in the Security Agreement.

“Excluded Subsidiary” means (a) any subsidiary that is not a Wholly Owned Subsidiary, (b) any subsidiary that is prohibited by applicable law or by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, (c) any subsidiary that is not a Material Domestic Subsidiary, (d) any Unrestricted Subsidiary, (e) any FSHCO and (f) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC; provided that no Subsidiary of the Borrower that Guarantees Other First Lien Debt shall be deemed to be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means (a) in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by a jurisdiction (including any political subdivision thereof) as a result of (i) such Lender or the Administrative Agent’s being organized under the laws of or having a principal office in such jurisdiction and, in the case of a Lender, having an applicable lending office in such jurisdiction or (ii) any other present or former connection between such Lender or the Administrative Agent and the jurisdiction (other than any connection arising solely from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document);

(b) any tax in the nature of branch profits taxes imposed by any jurisdiction described in clause (a); (c) in the case of a Non-U.S. Lender, United States federal withholding tax imposed pursuant to laws in effect on the date on which (i) such Non-U.S. Lender becomes a Lender or (ii) such Non-U.S. Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, additional amounts with respect to such taxes were payable either to such Non-U.S. Lender’s assignor immediately before such Non-U.S. Lender became a party hereto or to such Non-U.S. Lender immediately before it changed its lending office; (d) any taxes attributable to such Lender’s failure to comply with Section 2.14(e) and (e) any United States federal withholding taxes imposed under FATCA.

“Existing Letters of Credit” means the Letters of Credit on Schedule 2.17.

“ExpressMap” means an aerial map issued by a survey provider that has been selected by the Borrower and is reasonably acceptable to the Administrative Agent with respect to any Mortgaged Property, in form and substance reasonably acceptable to the Administrative Agent, together with a written certificate executed by a Responsible Officer of the Borrower stating that the material improvements utilized in connection with such Mortgaged Property (i) are located within such Mortgaged Property and (ii) are depicted on the aerial map relating to such Mortgaged Property and is otherwise sufficient to allow the issuance of the Mortgage Policy with respect to such Mortgaged Property without any exception (other than customary exceptions) for such matters as would be shown on an accurate survey of the Mortgaged Property and with a standard “land same as survey” and such other customary survey related endorsements as the Administrative Agent may reasonably request.

“Extended Revolving Commitment” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.19(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.19(a).

“Extension” shall have the meaning assigned to such term in Section 2.19(a).

“Extension Amendment” shall have the meaning assigned to that term in Section 2.19(b).

“Fair Market Value” means, with respect to any asset, as determined by the Borrower, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Facility” means any of (a) the Revolving Facility and (b) each Term Facility.

“Facility Fee Rate” means (a) prior to the first Adjustment Date occurring after the ~~Closing~~Amendment No. 2 Effective Date, ~~0.50~~0.35% and (b) on and after the first Adjustment Date occurring after the ~~Closing~~Amendment No. 2 Effective Date, a rate determined in accordance with the Pricing Grid.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the current Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Financial Covenants” means the covenants set forth in Section 6.10.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Flood Documentation” shall mean with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies, along with a copy of the underlying policies (if requested by the Administrative Agent) required by Section 5.05 hereof and the applicable provisions of the Collateral Documents, the property policy shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) the general liability policy shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent, subject to the provisions of Section 5.05.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Form 10” means Amendment No. 8 to Form 10, filed with the SEC on September 20, 2016.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“FSHCO” means any Domestic Subsidiary that owns no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “Guarantor”) means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “Guarantee,” when used as a verb, and “Guaranteed” have correlative meanings.

“Guarantee Agreement” means the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit C.

“Guarantor” has the meaning assigned to such term in the definition of “Guarantee.”

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” has the meaning assigned to such term in the definition of “Specified Swap Agreement.”

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“HMT” has the meaning assigned to such term in the definition of “Sanction(s).”

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Incremental Amount” means, at any time, any amounts so long as immediately after giving pro forma effect to the establishment of the commitments in respect thereof, any Asset Acquisition consummated concurrently therewith and the use of proceeds of the loans thereunder, the Consolidated Secured Net Leverage Ratio is equal to or less than 2.50 to 1.00 and calculated as if any Incremental Commitments and, without duplication, Revolving Commitments were fully drawn on the effective date thereof.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Lenders.

“Incremental Assumption Amendment” means any amendment to the Incremental Assumption Agreement.

“Incremental Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Commitment.

“Incremental Facility” means the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Loan” means an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” means Revolving Loans made by one or more Revolving Lenders to the Borrower pursuant to an Incremental Revolving Commitment to make additional Revolving Loans.

“Incremental Term Facility” means the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Term Loans to the Borrower.

“Incremental Term Loans” means any term loans borrowed in connection with an Incremental Assumption Agreement.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

(5) all Capital Lease Obligations of such Person;

(6) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7) all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee; provided that Indebtedness of the Borrower or its subsidiaries that is Guaranteed by the Borrower or the Borrower’s subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Borrower and its subsidiaries on a consolidated basis; and

(8) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.04(b).

“Ineligible Institution” means (a) a Defaulting Lender, (b) except with respect to assignments made pursuant to Section 2.21, the Borrower, any of its Subsidiaries or any of its Affiliates, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Information” has the meaning assigned to such term in Section 9.13.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Loan Party;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Insolvent” with respect to any Multiemployer Plan means the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade dress, internet domain names, software, data, databases, technology, know-how, trade secrets, processes and other confidential or proprietary information, together with all registrations and applications for registration thereof, all licenses thereof or pertaining thereto, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Coverage Ratio” means, on a Pro Forma Basis for any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period to (b) Consolidated Cash Interest Expense for such Test Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swing Line Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week, one month, two months, three months or six months (or, if available to all Lenders under the applicable Facility, twelve months) thereafter, as selected by the Borrower in its Committed Loan Notice, as the case may be, given with respect thereto, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week, one month, two months, three months or six months (or, if agreed to by all Lenders under the applicable Facility, twelve months or such other, shorter period) thereafter, as selected by the Borrower by irrevocable Committed Loan Notice to the Administrative Agent not later than 12:00 noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period for a Revolving Loan that would extend beyond the Revolving Termination Date or an Interest Period for a Term Loan that would extend beyond the date the final payment is due on such Term Loan; and

(iii) any Interest Period relating to a Eurodollar Rate Loan of at least one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investments” has the meaning assigned to such term in Section 6.11.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Borrower or any Subsidiary.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Document” means with respect to any Letter of Credit, the Letter of Credit application and any other document, agreement and instrument created by the Issuing Bank and the Company or any subsidiary or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means (i) JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Comerica Bank and each other Issuing Bank designated pursuant to Section 2.17(j), each in its capacity as an issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.17(i) and (ii) with respect to the Existing Letters of Credit, each Issuing Bank set forth on Schedule 2.17. The Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), arrange for one or more Letters of Credit to be issued by other Lenders, in which case the term “Issuing Bank” shall include such Lender with respect to the Letters of Credit issued by such Lender; provided that no such Lender shall have any obligation to be an Issuing Bank unless it agrees to do so in its sole discretion.

“Junior Debt” means the Senior Notes and any other Indebtedness for borrowed money that is (x) unsecured, or (y) by its terms subordinated or junior in right of payment or security to the Obligations.

“Junior Debt Restricted Payment” means, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Borrower or any of its Restricted Subsidiaries, of or in respect of principal of or interest on any Junior Debt (or any Indebtedness incurred as Refinancing Indebtedness in respect thereof); provided, that the following shall not constitute a Junior Debt Restricted Payment:

(a) refinancings with any Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b) payments of regularly scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Debt from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and principal on the scheduled maturity date of any Junior Debt;

(c) payments or distributions in respect of all or any portion of the Junior Debt with the proceeds from the issuance, sale or exchange by the Borrower of Qualified Equity Interests within eighteen months prior thereto; provided that such net cash proceeds are not included in any determination of the Retained Excess Cash Flow Amount; or

(d) the conversion of any Junior Debt to Qualified Equity Interests of the Borrower; provided that such amounts are not included in any determination of the Retained Excess Cash Flow Amount.

“Latest Maturity Date” means, at any date of determination, the latest of the latest Revolving Termination Date and the latest maturity date in respect of any Class of Term Loans, in each case then in effect on such date of determination.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a demand for payment or drawing under a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Sublimit” means with respect to any Issuing Bank the amount set forth opposite such Issuing Bank’s name on Schedule ~~1.01A~~1 to Amendment No. 2 under the heading “LC Sublimit”; provided that the Borrower and any Issuing Bank may from time to time by written agreement delivered to the Administrative Agent vary the amount of any Issuing Bank’s LC Sublimit.

“LCA Election” has the meaning assigned to such term in Section 1.09.

“LCA Test Date” has the meaning assigned to such term in Section 1.09.

“Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citigroup Global Markets Inc., U.S. Bank National Association, Wells Fargo Securities, LLC, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), PNC Capital Markets LLC, Capital One Securities, Inc., SunTrust Robinson Humphrey, Inc., Fifth Third Securities, Inc. and ING Bank N.V., as joint lead arrangers and joint bookrunners, and the Amendment No. 2 Lead Arrangers.

“Lender Presentations” means the Lender Presentations, dated September 2016, made available to the Lenders in connection with the Revolving Facility, the Term B Facility or this Agreement.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or any Incremental Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and, as the context requires, includes the Swing Line Lender.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.17 and shall include the Existing Letters of Credit.

“LIBOR” has the meaning assigned to such term in the definition of “Eurodollar Rate.”

“LIBOR floor” has the meaning assigned to such term in Section 2.02(b)(v).

“LIBO Screen Rate” has the meaning assigned to it in the definition of “Eurodollar Rate.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Lien” shall not, however, include any interest of a vendor in any inventory of the Borrower or any of its Restricted Subsidiaries arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory to the Borrower or any of its Restricted Subsidiaries.

“Limited Condition Acquisition” means any acquisition, including by means of a merger, amalgamation or consolidation, by the Borrower or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Borrower or its Restricted Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Loan Documents” means the collective reference to this Agreement, the Guarantee Agreement, the Collateral Documents, any Pari Intercreditor Agreement, any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment, the Letters of Credit and any amendments or waivers to any of the foregoing.

“Loan Parties” means the collective reference to the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole or that results in a material impairment of the ability of the Borrower to perform any payment obligations hereunder or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary of the Borrower, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries or 2.50% of the consolidated revenues of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly Owned Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries or 7.50% of the consolidated revenues of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of a Swap Agreement, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” shall mean any parcel of Real Property located in the United States and having a Fair Market Value (on a per-property basis) greater than or equal to $5,000,000 as of (x) the Closing Date, for Real Property then owned or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case as determined by the Borrower in good faith.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been, or were required to be, delivered pursuant to Section 5.01, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Borrower or 2.50% of the consolidated revenues of the Borrower; provided that in the event Restricted Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Borrower or 7.50% of the consolidated revenues of the Borrower as of the end of and for the most recently completed fiscal quarter for which financial statements have been, or were required to be, delivered pursuant to Section 5.01, then one or more of such Restricted Subsidiaries designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Restricted Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policy” has the meaning specified in Section 5.09(c).

“Mortgaged Properties” shall mean the Material Real Properties that are identified as such on Schedule 1.01B (the “Closing Date Mortgaged Properties”) and each additional Material Real Property encumbered by a Mortgage pursuant to Section 5.09.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, debentures, and other security documents (including amendments to any of the foregoing) executed and delivered with respect to Mortgaged Properties (either as stand-alone documents or forming part of other Collateral Documents), each in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in each case, as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness that is secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Term Loans and Other First Lien Debt), (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10,000,000;

(b) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, transfer Taxes, deed or mortgage recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness that is secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt or obligations secured by a Lien that is junior to the Liens securing the Obligations), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Term Loans and Other First Lien Debt, and (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof; provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 365 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Cash Equivalents or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10,000,000; and

(c) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Term Loans), net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Defaulting Revolving Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.17(b).

“Non-Loan Party” means any Restricted Subsidiary other than a Loan Party.

“Non-U.S. Lender” means any Lender that is not a U.S. Lender.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the unpaid principal of and interest on (including interest, fees and expenses accruing after the maturity of the Loans) the Loans, the obligations of the Loan Parties to reimburse the Issuing Bank for demands for payment or drawings under a Letter of Credit, and all other obligations and liabilities of the Borrower and the other Loan Parties to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Swap Agreement, any Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise, including, in each case, (i) all fees, charges and disbursements of counsel to the Administrative Agent, the Lead Arrangers or to any Lender that are required to be paid by the Borrower pursuant hereto and (ii) interest, fees and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding. Notwithstanding the foregoing, the Obligations with respect to any Subsidiary Guarantor shall not include any Excluded Swap Obligations of such Subsidiary Guarantor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate of a Responsible Officer in form and substance reasonably acceptable to the Administrative Agent.

“Other First Lien Debt” means Permitted Other First Lien Debt incurred pursuant to Section 6.01(u) and Refinancing Indebtedness of the foregoing that is secured by Liens on the Collateral that are equal and ratable with the Liens thereon securing the Obligations pursuant to a Pari Intercreditor Agreement.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Revolving Credit” means, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate then outstanding principal amount of such Revolving Lender’s Revolving Loans, (b) such Revolving Lender’s LC Exposure and (c) such Revolving Lender’s Swing Line Exposure.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“parent” has the meaning assigned to such term in the definition of “subsidiary.”

“Pari Intercreditor Agreement” means a Pari Passu Lien Intercreditor Agreement by and among the Administrative Agent, one or more collateral agents for the holders of Indebtedness secured by Liens ranking pari passu with the Obligations and the other parties thereto from time to time, in form and substance reasonably acceptable to the Administrative Agent.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit H or any other form approved by the Administrative Agent (acting reasonably), as the same shall be supplemented from time to time by any supplement thereto or otherwise.

“Permitted Acquisition” means any Asset Acquisition so long as, on a Pro Forma Basis, immediately after giving effect thereto (i) no Event of Default has occurred and is continuing and (ii) the Borrower is in compliance with Section 6.10 as of the last day of the most recent fiscal quarter of the Borrower for which such financial statements have been delivered pursuant to Section 5.01.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 5.04;

(b) landlord’s, carriers’, warehousemen’s, mechanics’, supplier’s, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, leases, subleases, government contracts and return-of-money bonds, letters of credit and other obligations of a like nature, in each case in the ordinary course of business (exclusive of the obligation for the payment of borrowed money);

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(j);

(f) easements, zoning restrictions, rights-of-way, survey exception, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g) Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(h) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(i) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Closing Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;

(j) licenses, sublicenses, covenants not to sue, releases or other rights under Intellectual Property granted to others in the ordinary course of business or in the reasonable business judgment of the Borrower or any Restricted Subsidiary; and

(k) title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by the Borrower or any Restricted Subsidiary.

“Permitted Junior Lien Debt” means Indebtedness of the Borrower so long as, (I) the maturity date of such Indebtedness shall be no earlier than 90 days following the Latest Maturity Date then in effect and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments, (II) such Indebtedness (x) shall not require scheduled amortization payments prior to the date that is 90 days after the then Latest Maturity Date, (y) shall have no financial maintenance covenants of a different type than those set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than those set forth in Section 6.10, and (z) does not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower unless, in each case of clauses (y) and (z) such terms (A) if favorable to the Lenders, are, in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all Lenders in an amendment reasonable acceptable to the Administrative Agent or (B) become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing at such date have been paid in full and (III) such Indebtedness is not guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and is secured on a junior lien basis by all or a portion of the Collateral (and no additional assets) securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent.

“Permitted Liens” means Liens permitted by Section 6.02.

“Permitted Mandatory Prepayments” means with respect to any Indebtedness, any requirement to prepay such Indebtedness (i) in connection with any asset sale or event of loss (with associated reinvestment rights no less favorable than those set forth in this Agreement and which do not require a prepayment from any Asset Sale or Recovery Event from amounts required to prepay Term Loans), (ii) from the proceeds of Indebtedness incurred in violation of the agreement governing such Indebtedness or (iii) in connection with any change of control.

“Permitted Other First Lien Debt” means Indebtedness of the Borrower in the form of debt securities (but not loans) so long as, (I) the maturity date of such Indebtedness shall be no earlier than 90 days following the Latest Maturity Date then in effect and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments, (II) such Indebtedness (x) shall not have a Weighted Average Life to Maturity that is shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (y) shall have no financial maintenance covenants of a different type than those set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than those set forth in Section 6.10, and (z) does not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower unless, in each case of clauses (y) and (z) such terms (A) if favorable to the Lenders, are, in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of the Lenders in an amendment reasonable acceptable to the Administrative Agent or (B) become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing at such date have been paid in full and (III) such Indebtedness is not guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and is secured on an equal and ratable by all or a portion of the Collateral (and no additional assets) securing the Obligations and is subject to a Pari Intercreditor Agreement.

“Permitted Unsecured Indebtedness” means Indebtedness of the Borrower so long as, (I) the maturity date of such Indebtedness shall be no earlier than 90 days following the Latest Maturity Date then in effect and such Indebtedness shall not require any mandatory prepayments other than Permitted Mandatory Prepayments, (II) such Indebtedness (x) shall not require scheduled amortization payments prior to the date that is 90 days after the then Latest Maturity Date, (y) shall have no financial maintenance covenants of a different type than those set forth in Section 6.10, and no financial maintenance covenants that are more restrictive than those set forth in Section 6.10, and (z) does not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to this Agreement as determined in good faith by the Borrower unless, in each case of clauses (y) and (z) such terms (A) if favorable to the Lenders, are, in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of the Lenders in an amendment reasonable acceptable to the Administrative Agent or (B) become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing at such date have been paid in full and (III) such Indebtedness is not guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and is not secured by any Liens on any assets of the Borrower or any of its Restricted Subsidiaries.

“person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Section 302 and Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.17.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Pricing Grid” means the table below:

Consolidated Leverage Ratio	Facility Fee Rate	Applicable Rate for Eurodollar Revolving Loans	Applicable Rate for ABR Revolving Loans
< ~~2.50~~2.25:1.00	~~0.375~~0.30%	~~2.125~~2.00%	~~1.125~~1.00%
> ~~2.50~~2.25:1.00 and <3.00:1.00	~~0.375~~0.35%	~~2.375~~2.25%	~~1.375~~1.25%
~~> 3.00:1.00 and <3.50:1.00~~	~~0.500~~ %	~~2.500~~ %	~~1.500~~ %
> ~~3.50~~3.00:1.00	~~0.500~~0.40%	~~2.750~~2.50%	~~1.750~~1.50%

For the purposes of the Pricing Grid, changes in the Applicable Rate and Facility Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 5.01 and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding the foregoing, (i) the first Adjustment Date shall be on the date of delivery of the financial statements and compliance certificate for the year ended December 31, ~~2016~~2018 pursuant to Section 5.01 and (ii) if any financial statements referred to above are not delivered within the time periods specified in Section 5.01, then, until the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Banks, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the Issuing Banks), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Banks under any other section of this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Revolving Commitments and the repayment of all other Obligations hereunder.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to the calculation of Consolidated EBITDA, the Consolidated Leverage Ratio, the Consolidated Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Interest Coverage Ratio, or any other calculation under any applicable provision of the Loan Documents, as of any date, that (1) pro forma effect will be given to the Transactions, any Asset Acquisition, any issuance, incurrence, assumption or repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated but excluding ordinary course incurrences and repayments of indebtedness under any revolving credit facility), any Asset Sale or other transaction that would constitute an Asset Sale but for the operation of clause (2), (3), (8) or (9) of the definition thereof, or any conversion of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that has occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and (2) pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the Borrower and the Restricted Subsidiaries to be realized based upon actions taken or reasonably expected to be taken within 12 months of the date of any Asset Acquisition, Asset Sale or other transaction that would constitute an Asset Sale but for the operation of clause (2), (3), (8) or (9) of the definition thereof (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by a Responsible Officer of the Borrower; provided that any such pro forma adjustments in respect of such cost savings, improvements and synergies in clause (2) shall not exceed 10% of Consolidated EBITDA (before giving effect to all such adjustments) for any Test Period; provided, further, that any such pro forma adjustment to Consolidated EBITDA shall be without duplication for cost savings, improvements and synergies already included in Consolidated EBITDA for such Test Period.

“Pro Rata Extension Offer” has the meaning assigned to such term in Section 2.19(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 9.17.

“Purchase Offer” has the meaning assigned to such term in Section 2.21(a).

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Borrower.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Recovery Event” means any event that gives rise to the receipt by the Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” has the meaning assigned to such term in Section 2.20(e).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.20(a).

“Refinancing Indebtedness” means Indebtedness of the Borrower or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Borrower or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(a) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(b) the obligors of Refinancing Indebtedness do not include any Person (other than a Loan Party) that is not an obligor of the Refinanced Indebtedness;

(c) if the Refinanced Indebtedness was by its terms subordinated in right of payment to the Obligations, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations, at least to the same extent as the Refinanced Indebtedness;

(d) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the date that is 90 days after the Latest Maturity Date applicable at the time the Refinancing Indebtedness is incurred;

(e) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Latest Maturity Date applicable at the time the Refinancing Indebtedness is incurred has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the Latest Maturity Date applicable at the time the Refinancing Indebtedness is incurred; and

(f) any collateral arrangements for such Refinancing Indebtedness shall be on terms not less favorable to the Secured Parties than the terms applicable to the collateral for the Indebtedness being refinanced.

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Related Business” means any business in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Borrower or any Restricted Subsidiary in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Revolving Facilities” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Commitments” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Facility Effective Date” has the meaning assigned to such term in Section 2.20(c).

“Replacement Revolving Loans” has the meaning assigned to such term in Section 2.20(c).

“Repricing Event” means (i) any prepayment or repayment of Term B Loans with the proceeds of, or conversion of all or any portion of the Term B Loans into, any new or replacement term loans bearing interest with an All-in Yield less than the All-in Yield applicable to the Term B Loans subject to such event (as such comparative yields are determined by the Administrative Agent); provided that in no event shall any prepayment or repayment of Term B Loans in connection with a Change of Control or asset sale constitute a Repricing Event and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Term B Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.16(c)).

“Required Lenders” means, at any time, Lenders having Aggregate Exposure that, taken together, represents more than 50% of the Aggregate Exposure of the Lenders at such time; provided, that the Aggregate Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided, that, if the Consolidated Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to 1.50 to 1.00 but greater than 1.25 to 1.00, such percentage shall be 25% or (y) less than or equal to 1.25 to 1.00, such percentage shall be 0%.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Commitments (or if the Revolving Commitments have terminated, Total Revolving Exposure outstanding) that, taken together, represent more than 50% of the sum of all Revolving Commitments (or, if the Revolving Commitments have terminated, Total Revolving Exposure outstanding at such time); provided, that the Revolving Commitments and Total Revolving Exposure outstanding of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Required Term Lenders” means, at any time Lenders (other than Defaulting Lenders) holding a majority of the aggregate principal amount of the then outstanding Term Loans (excluding Term Loans held by Defaulting Lenders).

“Requirements of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or official administrative pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests or (c) any Junior Debt Restricted Payment.

“Restricted Subsidiary” means any subsidiary of the Borrower other than Unrestricted Subsidiaries.

“Retained Excess Cash Flow Amount” means, as at any date of determination, an amount determined on a cumulative basis equal to, without duplication, (a) the cumulative amount of Excess Cash Flow for all Excess Cash Flow Periods completed prior to such date, plus (b) the cumulative amount of all Declined Prepayment Amounts, plus (c) the net cash proceeds of any sale of Qualified Equity Interests by, or capital contribution to the common equity of, the Borrower, minus (d) the amount of such Excess Cash Flow required to be applied to prepay the Loans pursuant to Section 2.08(d) during or with respect to such applicable Excess Cash Flow Periods (without giving effect to any reduction in respect of prepayments of Indebtedness as provided in clauses (ii)(a) and (b) thereof), minus (e) the cumulative amount of Restricted Payments made with Retained Excess Cash Flow from and after the Closing Date and on or prior to such time, minus (f) the cumulative amount of Investments made with Retained Excess Cash Flow from and after the Closing Date and on or prior to such time (net of any dividends, distributions, profits, returns or similar amounts in respect of any such Investments).

“Revocation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Revolving Borrowing” has the meaning assigned to such term in Section 1.02.

“Revolving Commitment” means, as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans and purchase participation interests in Letters of Credit and Swing Line Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule ~~1.01A~~1 to Amendment No. 2 or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.19 and 2.20). The aggregate amount of all Revolving Commitments as of the ~~Closing~~Amendment No. 2 Effective Date is $300,000,000.

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the Total Revolving Commitments at such time.

“Revolving Commitment Period” means the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Facility” means the credit facility constituted by the Revolving Commitments and the extensions of credit thereunder.

“Revolving Fee Payment Date” means (a) the last Business Day of each March, June, September and December during the Revolving Commitment Period and (b) the last day of the Revolving Commitment Period.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Revolving Termination Date” means the fifth anniversary of the ~~Closing~~Amendment No. 2 Effective Date; provided that if any Term B Loans are outstanding on the date that is six months prior to the Term B Maturity Date (the “Springing Maturity Date”) and have not otherwise been extended or refinanced such that their scheduled final maturity date and Weighted Average Life to Maturity, in each case is no earlier than 91 days after the Revolving Termination Date, the Revolving Termination Date shall be the Springing Maturity Date.

“RRD” means R. R. Donnelley & Sons Company, a Delaware corporation.

“Sanction(s)” means any sanction, law, rule or regulation administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“SEC Filings” means the Borrower’s Registration Statement on Form 10 filed with the SEC in connection with the Separation and all amendments thereto as in effect on the Closing Date.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Security Agreement by the Borrower and the Subsidiary Guarantors, substantially in the form of Exhibit D.

“Senior Notes” means up to $300,000,000 aggregate principal amount of 8.250% Senior Notes due 2024 issued by the Borrower, and any registered exchange notes issued in exchange therefor.

“Separation Agreement” means Separation and Distribution Agreement, dated as of September 14, 2016, among RRD, the Borrower and LSC Communications, Inc.

“Separation Agreement Receivable Proceeds” means any proceeds received by the Borrower from any payment by RRD pursuant to Section 3.4(h) of the Separation Agreement.

“Separation Distribution” means the distribution by the Borrower to RRD of up to $345,000,000 on the Closing Date immediately prior to the Spin-Off.

“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.05(e).

“Specified Representations” means Section 3.01 (solely with respect to organizational existence of the Loan Parties), Section 3.02 (solely as it relates to (x) organizational power and authority of the Loan Parties to duly authorize, execute, deliver and perform the Loan Documents and (y) the due authorization, execution, delivery and enforceability of the Loan Documents), Section 3.03 (solely as it relates to no conflicts of the Loan Documents (with respect to the execution and delivery by the Borrower and the Subsidiary Guarantors of this Agreement, the incurrence of indebtedness hereunder and the granting of the guarantees and security interests hereunder) with the organizational documents of the Loan Parties), Section 3.12, Section 3.15, Section 3.17, Section 3.18 and Section 3.23.

“Specified Swap Agreement” means any Swap Agreement in respect of interest rates or currency exchange rates entered into by the Borrower or any Subsidiary Guarantor and any Person (a “Hedge Bank”) that (i) at the time such Swap Agreement is entered into is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent or (ii) in the case of any such Swap Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, unless, when entered into, such Swap Agreement is designated in writing by the Borrower and such Lender or the Administrative Agent or Affiliate of a Lender or the Administrative Agent to the Administrative Agent to not be included as a Specified Swap Agreement.

“Spin-Off” means the distribution of not less than 80% of the shares of common stock of the Borrower to the shareholders of RRD on the Closing Date as described in the Form 10.

“Springing Maturity Date” has the meaning assigned to such term in the definition of “Revolving Termination Date.”

“Standard & Poor’s” means Standard & Poor’s Rating Services a division of The McGraw-Hill Companies, Inc.

“subsidiary” means, with respect to any Person (the “parent”):

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means each Domestic Subsidiary that is a party to the Guarantee Agreement; provided that no Excluded Subsidiary shall be required to be a Subsidiary Guarantor of any obligations under this Agreement.

“Survey” has the meaning specified in Section 5.09(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.22.

“Swing Line Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s participation in Swing Line Loans at such time.

“Swing Line Lender” means JPMorgan Chase Bank, N.A. in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.22(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.22(b), which shall be substantially in the form of Exhibit L or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Total Revolving Commitment. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Commitment” means, as to any Term B Lender, the obligation of such Term B Lender to make Term B Loans in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Term B Lender became a party hereto as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.19 and 2.20). The aggregate amount of all Term B Commitments as of the Closing Date is $350,000,000.

“Term B Facility” means the credit facility constituted by the Term B Commitments and the Term B Loans thereunder.

“Term B Lender” means each Lender that has a Term B Commitment or that holds Term B Loans.

“Term B Loans” means the Term Loans made pursuant to the Term B Commitment, including, for the avoidance of doubt, the 2017 Refinancing Term Loans.

“Term B Maturity Date” means the date that is seven years from the Closing Date.

“Term Facility” means a credit facility in respect of Term Loans hereunder including the Term B Facility.

“Term Lender” means each Lender that holds Term Loans.

“Term Loan Commitment” means any Commitment in respect of Term Loans including the Term B Commitments.

“Term Loan Standstill Period” has the meaning assigned to such term in Section 7.01(d).

“Term Loans” means the Term B Loans, any Incremental Term Loan, Extended Term Loan or Refinancing Term Loans incurred hereunder.

“Term Yield Differential” has the meaning assigned to such term in Section 2.02(b)(v).

“Test Period” means the four consecutive fiscal quarter period most recently ended.

“Title Insurer” has the meaning assigned to such term in Section 5.09(c)(iii)(A).

“Total Assets” means, as of any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Borrower as of such date (which calculation shall give pro forma effect to any Asset Acquisition, any Asset Sale or other transaction that would constitute an Asset Sale but for the operation of clause (2), (3), (8) or (9) of the definition thereof by the Borrower or any of its Restricted Subsidiaries).

“Total Revolving Commitments” means, at any time, the aggregate principal amount of the Revolving Commitments then in effect.

“Total Revolving Exposure” means, at any time, the sum of the Total Revolving Loans, LC Exposure and Swing Line Exposure outstanding at such time.

“Total Revolving Loans” means, at any time, the aggregate principal amount of the Revolving Loans of the Revolving Lenders outstanding at such time.

“Transaction Agreements” means the agreements described in the Form 10 to be entered into with RRD and certain Persons that were Subsidiaries of RRD prior to the Closing Date in connection with the Spin-Off.

“Transactions” means (i) the entry into the Loan Documents and the borrowings under this Agreement to occur on the Closing Date, (ii) the issuance of the Senior Notes, (iii) the Separation Distribution, (iv) the Spin-Off, (v) the entry into the Transaction Agreements, (vi) the other transactions in connection therewith as described in the Form 10 and (vii) the payment of fees and expenses in connection therewith.

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower after the Closing Date in a written notice to the Administrative Agent and (b) any subsidiary of any subsidiary described in clause (a) or (b) above; provided that (i) no Default shall have occurred and be continuing at the time of or after giving effect to the designation of a subsidiary as an Unrestricted Subsidiary (a “Designation”) and (ii) at the time of and immediately after giving effect to such Designation, the Borrower shall be in compliance on a Pro Forma Basis with Section 6.10; provided, further, that no subsidiary shall be designated as an Unrestricted Subsidiary unless (w) no creditor of such subsidiary shall have any claim (whether pursuant to a Guarantee or otherwise) against the Borrower or any of its Restricted Subsidiaries in respect of any Indebtedness or other obligation (except for obligations arising by operation of law, including joint and several liability for taxes, ERISA and similar items) of such subsidiary (collectively, “Unrestricted Subsidiary Support Obligations”), except with respect to the Equity Interests of such Unrestricted Subsidiary; (x) such subsidiary is not party to any transaction with the Borrower or any Restricted Subsidiary unless the terms of such transaction complies with Section 6.06 and (y) no Investments may be made in any such subsidiary by the Borrower or any Restricted Subsidiary except to the extent permitted under Section 6.11 (it being understood that, if a subsidiary is designated as an Unrestricted Subsidiary after the Closing Date, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall be subject to the limits set forth in Section 6.11)). It is understood that, other than with respect to clause (1) of the definition of Consolidated Net Income, Unrestricted Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Borrower.

The Borrower may revoke the designation of a subsidiary as an Unrestricted Subsidiary pursuant to a written notice to the Administrative Agent so long as, after giving pro forma effect to such revocation, (i) the Borrower shall be in compliance on a Pro Forma Basis with Section 6.10 and (ii) no Default shall be in existence (a “Revocation”). Upon any Revocation, such Unrestricted Subsidiary shall constitute a Restricted Subsidiary for all purposes of this Agreement and the Borrower shall comply with Section 5.09 if such subsidiary is a Material Domestic Subsidiary. In the case of any Revocation, if the designation of such subsidiary as an Unrestricted Subsidiary caused the available basket amount referred to in Section 6.11) to be utilized by an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated (the amount so utilized, the “Designation Amount”), then, effective upon such Revocation, such available basket amount shall be increased by the lesser of (i) the Designation Amount and (ii) the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in such subsidiary at the time of such Revocation.

“Unrestricted Subsidiary Support Obligations” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“U.S. Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(e)(ii)(B)(3).

“Voting Stock” means the stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Borrower or through one or more Wholly Owned Subsidiaries and, solely for the purpose of the definition of “Material Domestic Subsidiary,” excluding any subsidiary whose sole assets are Equity Interests in one or more subsidiaries that are not Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The foregoing standards shall also apply to the other Loan Documents. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of any determinations associated with leases, including, without limitation, determinations of whether such leases are capital leases, whether obligations under such leases are Capital Lease Obligations, the amount of any Capital Lease Obligations associated with such leases, and the amount of operating expenses associated with such leases, Consolidated EBITDA, Consolidated Interest Expense, Indebtedness, the Consolidated Leverage Ratio, the Consolidated Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Interest Coverage Ratio shall be determined based on generally accepted accounting principles in the United States of America in effect on the Closing Date; provided, further, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

Section 1.05 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

Section 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.08 Currencies. Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars. Notwithstanding anything to the contrary herein, no Default or Event of Default will arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates.

Section 1.09 Limited Condition Acquisitions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred and is continuing or would result therefrom) in connection with a transaction undertaken in connection with the consummation of a Limited Condition Acquisition (other than the establishment of Incremental Revolving Commitments and any extension of credit under the Revolving Commitments, Extended Revolving Commitments, Incremental Revolving Commitments or Replacement Revolving Credit Commitments), the date of determination of such ratio and determination of whether any Default or Event of Default (other than an Event of Default under Section 7.01(a), (b), (h) or (i)) has occurred, is continuing or would result therefrom and whether any representations or warranties are true and correct (other than the Specified Representations), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related specified transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition (other than for purposes of determining whether an Event of Default has occurred under Section 6.10) is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on (1) a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) on a Pro Forma Basis but without giving effect to such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and use of proceeds thereof).

ARTICLE II

The Credits

Section 2.01 Commitments.

(a) Subject to the terms and conditions hereof, from time to time during the Revolving Commitment Period, each Revolving Lender severally agrees to make to the Borrower revolving credit loans denominated in Dollars (“Revolving Loans”) in an aggregate principal amount that will not result at the time of such Borrowing in the amount of such Lender’s Outstanding Revolving Credit exceeding such Lender’s Revolving Commitment; provided that no Revolving Loans and Swing Line Loans shall be permitted to be borrowed on the Closing Date other than up to $25,000,000 aggregate principal amount to fund ordinary course working capital needs of the Borrower and its Restricted Subsidiaries. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or, in the case of Revolving Loans in Dollars, ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.05. Each Revolving Loan under the Revolving Commitments shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders thereunder ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required.

(b) Subject to the terms and conditions hereof, each Term B Lender severally agrees to make to the Borrower Term B Loans denominated in Dollars on the Closing Date in an amount equal to such Term B Lender’s Term B Commitment. Term B Loans that are repaid or prepaid may not be reborrowed.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the applicable outstanding Commitment. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

Section 2.02 Incremental Revolving Commitments and Incremental Term Loans.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or established (if commitments in respect of such Incremental Term Loans are established on a date prior to funding) or Incremental Revolving Commitments are established (except, in each case, as set forth in the final paragraph under Section 6.01) from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender (but no such Lender shall be required to participate in any such Incremental Facility without its consent), but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.05) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their sole discretion; provided that each Incremental Revolving Lender shall be subject to the approval of the Administrative Agent, each Issuing Bank and the Swing Line Lender (which approval shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent) and (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective.

(b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation (including, without limitation, amendments to this Agreement) as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Commitment of such Incremental Revolving Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Commitments; provided that:

(i) any Incremental Revolving Commitments shall have the same terms as the Revolving Commitments, shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Termination Date and shall be on the same terms (other than upfront fees) and pursuant to the same documentation applicable to the Revolving Commitments,

(ii) the Incremental Loans shall not be guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and shall be secured on a pari passu basis by the same Collateral (and no additional Collateral) securing the Obligations,

(iii) (a) the scheduled final maturity date of any Incremental Term Facility shall be no earlier than the Term B Maturity Date and (b) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Facility,

(iv) no Incremental Term Facility shall participate on a greater than pro rata basis with the Term B Facility in any mandatory prepayment; and

(v) any Incremental Facility shall be on terms (other than pricing, amortization, maturity, prepayment premiums and mandatory prepayments) and pursuant to documentation substantially similar to the Term B Facility or Revolving Facility, as applicable, or otherwise reasonably acceptable to the Administrative Agent; provided that such Incremental Facilities (x) shall have no financial maintenance covenants of a different type than the Financial Covenants, and no financial maintenance covenants that are more restrictive than the Financial Covenants and (y) shall not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Revolving Facility as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements); or (II) become applicable only after the Revolving Facility shall have matured or been terminated and any Term Loans existing at such date have been paid in full; provided, however, with respect to any Incremental Term Loans, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Borrower, except that the All-in Yield in respect of any such Incremental Term Loans may exceed the All-in Yield in respect of the Term B Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Rate (or the “LIBOR floor” as provided in the following proviso) applicable to such Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided, that to the extent any portion of the Term Yield Differential is attributable to a higher “LIBOR floor” being applicable to such Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the adjusted LIBOR rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “LIBOR floor” applicable to the outstanding Term B Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Incremental Term Loans prior to any increase in the Applicable Rate applicable to such Term B Loans then outstanding.

(c) Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended or amended and restated to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby as provided for in Section 9.02. Any amendment or amendment and restatement to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.02 (including, without limitation, to provide for the establishment of Incremental Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(d) Notwithstanding the foregoing, subject to Section 1.09, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.02 unless (i) no Default or Event of Default shall exist after giving pro forma effect to such Incremental Term Loan Commitment or Incremental Revolving Commitment and the incurrence of Indebtedness thereunder and use of proceeds therefrom; (ii) the conditions set forth in Section 4.02 have been complied with whether or not a Borrowing is made under the Incremental Facility on such date (other than clause (c) thereof which shall only be required to be complied with if a Borrowing is made on such date); (iii) after giving pro forma effect to such Incremental Term Loan Commitment or Incremental Revolving Commitment and the incurrence of Indebtedness thereunder (assuming such commitments are fully drawn on such date) and use of proceeds therefrom the Borrower would be in compliance with Section 6.10 as of the last day of the most recently ended Test Period only on the date of the initial incurrence of (or commitment in respect of) such Indebtedness and (iv) the Administrative Agent shall have received documents and legal opinions as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(e) Upon each increase in the establishment of any Incremental Revolving Commitments pursuant to this Section 2.02, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender providing a portion of the Incremental Revolving Commitments in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Incremental Revolving Lender) will equal such Lender’s Revolving Commitment Percentage and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitments either be prepaid from the proceeds of additional Revolving Loans made hereunder or assigned to an Incremental Revolving Lender (in each case, reflecting such Incremental Revolving Commitments, such that Revolving Loans are held ratably in accordance with each Lender’s pro rata share, after giving effect to such increase), which prepayment or assignment shall be accompanied by accrued interest on the Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. If there is a new Revolving Borrowing on such Incremental Revolving Commitment Closing Date, the Revolving Lenders after giving effect to such Incremental Revolving Commitments shall make such Revolving Loans in accordance with Section 2.01.

Section 2.03 Procedure for Borrowing.

(a) To request a Revolving Borrowing or a Term B Loan Borrowing on any Business Day, the Borrower shall notify the Administrative Agent of such request (x) in the case of ABR Loans, by telephone or Committed Loan Notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time on the requested Borrowing Date) or (y) in the case of Eurodollar Loans, by Committed Loan Notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time not less than three Business Days prior to the requested Borrowing Date). Any Committed Loan Notice shall be irrevocable (but may be conditioned on the occurrence of any event if the Committed Loan Notice includes a description of such event; provided that the relevant Lenders shall still be entitled to the benefits of Section 2.13) and any telephonic borrowing request must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such telephonic and written Committed Loan Notice shall specify the amount, Class and Type of Borrowing to be borrowed, the requested Borrowing Date and if applicable, the duration of the Interest Period with respect thereto. Upon receipt of such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. For the avoidance of doubt, subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(b) If no election as to the Type of Borrowing is specified for a Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.04 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m. New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or to any other account as shall have been designated by the Borrower in writing to the Administrative Agent in the applicable Committed Loan Notice. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Sections 8.09 and 9.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Sections 8.09 or 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than pursuant to Section 2.18, no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Sections 8.09 or 9.04(c).

Section 2.05 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Committed Loan Notice, and each Eurodollar Borrowing shall have an initial Interest Period as specified in such Committed Loan Notice. Thereafter, the Borrower may elect to convert any Borrowing to a different Type or to continue such Borrowing as the same Type and may elect successive Interest Periods for any Eurodollar Borrowing, all as provided in this Section. The Borrower may elect different Types or Interest Periods, as applicable, with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising the relevant portion of such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Loan.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a request for a Borrowing would be required under Section 2.03, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing.

(c) Each telephonic and written Interest Election Request shall specify (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as such for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Termination and Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments of any Class or, from time to time, to reduce the amount of the Commitments of any Class; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Outstanding Revolving Credits would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to an integral multiple of $1,000,000 and not less than $5,000,000 and shall reduce permanently the Commitments of such Class then in effect.

Section 2.07 Repayment of Loans; Evidence of Debt.

(a) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(b) The Borrower unconditionally promises to pay the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date.

(c) The Borrower shall repay principal of outstanding 2017 Refinancing Term Loans on the last Business Day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Amendment No. 1 Effective Date) and on the Term B Maturity Date, in an aggregate principal amount of such Term B Loans equal to (A) in the case of quarterly payments due prior to the Term B Maturity Date, an amount equal to 1.25% of the aggregate principal amount of such 2017 Refinancing Term Loans incurred on the Amendment No. 1 Effective Date and (B) in the case of such payment due on the Term B Maturity Date, an amount equal to the then unpaid principal amount of such Term B Loans outstanding.

(d) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Termination Date.

(e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(f) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each relevant Lender’s share thereof.

(g) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.08 Prepayments.

(a) (i) The Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty (except as specifically provided in the proviso of this sentence and in the penultimate sentence of this Section 2.08(a)(i)), upon notice delivered to the Administrative Agent no later than 12:00 noon, New York City time, not less than three Business Days prior thereto, in the case of Eurodollar Loans, no later than 12:00 noon, New York City time, on the date of such notice, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. Each such notice may be conditioned on the occurrence of one or more events (it being understood that the Administrative Agent and Lenders shall be entitled to assume that the Loans contemplated by such notice are to be made unless the Administrative Agent shall have received written notice revoking such notice of prepayment on or prior to the date of such prepayment). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. In the case of each prepayment of Loans pursuant to this Section 2.08(a), the Borrower may in its sole discretion select the Loans (of any Class) to be repaid, and such prepayment shall be paid to the appropriate Lenders in accordance with their respective pro rata share of such Loans. If any Repricing Event occurs prior to the date occurring 6 months after the Amendment No.1 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 2.16(c) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Term B Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) If at any time for any reason the sum of the Outstanding Revolving Credit of all Lenders exceeds the Total Revolving Commitments, the Borrower shall upon learning thereof, or upon the request of the Administrative Agent, immediately prepay the Revolving Loans and Swing Line Loans in an aggregate principal amount at least equal to the amount of such excess.

(c) Beginning on the Closing Date, the Borrower shall apply all (i) Net Proceeds and (ii) Separation Agreement Receivable Proceeds, in each case, within five (5) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (e) and (f) below.

(d) Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.01(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow is greater than $0, the Borrower shall apply an amount to prepay Term Loans equal to (i) the Required Percentage of such Excess Cash Flow minus (ii) the sum of (a) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of Term Loans after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (d)) pursuant to Sections 2.08(a) and Section 2.21 (it being understood that the amount of any such payments pursuant to Section 2.21 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith) and (b) to the extent not financed using the proceeds of funded Indebtedness, the amount of any voluntary payments of Revolving Loans to the extent that Revolving Commitments are terminated or reduced pursuant to Section 2.06 by the amount of such payments. Such calculation will be set forth in an Officer’s Certificate delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(e) Amounts to be applied in connection with prepayments of Term Loans pursuant to this Section 2.08 shall be applied to the prepayment of the Term Loans in accordance with Section 2.15(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.08, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans; provided that with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied (i) first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.13 and (ii) on a pro rata basis with respect to each Class of Term Loans except to the extent any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment provides that the Class of Term Loans incurred thereunder is to receive less than its pro rata share, in which case such prepayment shall be allocated to such Class of Term Loans as set forth in such Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment and to the other Classes of Term Loans on a pro rata basis. Each prepayment of the Term Loans under this Section 2.08 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(f) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.08(c) or 2.08(d) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.08(c) or 2.08(d) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the Declined Prepayment Amount is greater than $0, such Declined Prepayment Amount shall be retained by the Borrower. For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.08(a).

(g) Any prepayment of Term Loans of any Class shall be applied (i) in the case of prepayments made pursuant to Section 2.08(a)(i), to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.07 as directed by the Borrower, or as otherwise provided in any Extension Amendment, any Incremental Assumption Amendment or Refinancing Amendment as directed by the Borrower and if not directed by the Borrower, in direct order of maturity thereof, and (ii) in the case of prepayments made pursuant to Section 2.08(c) or Section 2.08(d), to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section in direct order of maturity, or as otherwise provided in any Extension Amendment, any Incremental Assumption Amendment or Refinancing Amendment.

Section 2.09 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee in Dollars for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the applicable Facility Fee Rate on the average daily amount of the Total Revolving Commitment of such Lender regardless of usage (or, if the Total Revolving Commitments have been terminated, on the Outstanding Revolving Credit) during the period for which payment is made, payable quarterly in arrears on each Revolving Fee Payment Date, commencing with the first such date to occur after the Closing Date.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure of the Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the fees agreed by the Issuing Bank and the Borrower with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees will be payable quarterly in arrears on each Revolving Fee Payment Date, commencing with the first such date to occur after the Closing Date; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, in the case of facility fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances. All per annum fees shall be computed on the basis of a year of 365/366 days for actual days elapsed; provided that facility fees shall be computed on the basis of a year of 360 days.

Section 2.10 Interest.

(a) The Loans comprising each ABR Borrowing and Swing Line Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing in any currency shall bear interest at the Eurodollar Rate for such currency for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in addition, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate when the Alternate Base Rate is calculated by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for a Loan or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for a Loan or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and the Loans shall be converted to an ABR Borrowing and (ii) if any borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.12 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board);

(ii) impose on any Lender (including any Issuing Bank or the Swing Line Lender) any Taxes other than (A) Indemnified Taxes or Other Taxes indemnified under Section 2.14 or (B) Excluded Taxes; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by or participations held by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market (but not less than the available Eurodollar Rate quoted for the Eurodollar interest period equal to the period from the date of such event to the last day of the then current Interest Period, or if there is no such Eurodollar interest period, the lower of the Eurodollar Rates quoted for the closest Eurodollar interest periods that are longer and shorter than such period). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14 Taxes.

(a) All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Requirements of Law; provided that if any applicable withholding agent shall be required by applicable Requirements of Law to deduct any Taxes in respect of any such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Loan Party as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.14) have been made the applicable Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, without duplication of any obligation set forth in subsection (a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) Without duplication of any obligation set forth in subsection (a), the Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document and any Other Taxes paid by the Administrative Agent or such Lender (including Indemnified Taxes or Other Taxes imposed on asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower determines that there is a reasonable basis to contest any Indemnified Tax or Other Tax for which it is responsible hereunder, without limiting Borrower’s indemnification obligations hereunder, such Administrative Agent or Lender (as applicable) shall reasonably cooperate in pursuing such contest (at Borrower’s expense) so long as pursuing such contest would not, in the sole reasonable determination of the Administrative Agent or Lender, result in any additional unreimbursed costs or expenses or be otherwise disadvantageous to the Administrative Agent or such Lender. This Section shall not be construed to require the Administrative Agent or Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent a copy, or if reasonably available to the Borrower a certified copy, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding Tax or at a reduced rate of withholding.

(ii) Without limiting the generality of the foregoing,

(A) any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable to establish such Non-U.S. Lender’s entitlement to a reduced rate of, or exemption from, withholding:

(1) two properly executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to an income tax treaty to which the United States is a party;

(2) two properly executed originals of IRS Form W-8ECI;

(3) (x) executed originals of a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments to be received by such Lender will be effectively connected income (a “U.S. Tax Compliance Certificate”) and (y) two properly executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), two properly executed originals of IRS Form W-8IMY, accompanied by properly executed IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender), and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s); and

(5) any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under this Agreement or the other Loan Documents would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower or Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.14(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.14(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section 2.14(e), no lender shall be required to provide any documentation pursuant to this Section 2.14(e) that it is not legally eligible to provide.

(v) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.14(e).

(f) If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 2.14, the term “Lender” includes any Issuing Bank and the Swing Line Lender.

Section 2.15 Pro Rata Treatment and Payments.

(a) Each borrowing of Revolving Loans by the Borrower from the Revolving Lenders and any reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Commitments then held by the Revolving Lenders. Each payment by the Borrower on account of any facility fee or any letter of credit fee shall be paid ratably to the Revolving Lenders entitled thereto.

(b) Each prepayment by the Borrower on account of principal of any Loans of any Class shall be made pro rata according to the respective outstanding principal amounts of Loans of such Class then held by the Lenders entitled to such payment (subject in the case of Term B Loans to Section 2.08(f)). All repayments of principal of any Loans at stated maturity or upon acceleration shall be allocated pro rata according to the respective outstanding principal amounts of the matured or accelerated Loans then held by the relevant Lenders. All payments of interest in respect of any Loans shall be allocated pro rata according to the outstanding interest payable then owed to the relevant Lenders. Notwithstanding the foregoing, (A) any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise but excluding any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.16 and Section 9.05) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated interest-bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent: (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, the Issuing Bank and the Swing Line Lender hereunder (including amounts owed under Section 2.09(b) or 9.04(c)), (2) second, to the funding of any Loan or LC Disbursement required by this Agreement, as determined by the Administrative Agent, (3) third, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (4) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (5) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (B) if such payment is a prepayment of the principal amount of Loans, such payment shall be applied solely to prepay the Loans of all Non-Defaulting Lenders pro rata (based on the amounts owing to each) prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the date when due. All payments received by the Administrative Agent after 2:00 p.m., New York City time, may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent’s Office except that payments pursuant to Sections 2.12, 2.13, 2.14, 2.22 and 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of the Obligations then due hereunder, such funds shall be applied (subject to the rights of the Administrative Agent to hold and apply amounts to be paid to a Defaulting Lender in accordance with Section 2.15(b)) in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and fees with respect to the Loans and the Commitments, but including amounts payable under Section 9.04) payable to the Administrative Agent in its capacity as such (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any Insolvency or Liquidation Proceeding) until paid in full;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and Issuing Banks) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Specified Swap Agreements and Cash Management Agreements, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize that portion of the LC Exposure to the extent not otherwise cash collateralized by the Borrower pursuant to Sections 2.17 and 2.18; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

(e) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Section 2.16 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Each Lender may designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and Swing Line Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Revolving Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all amounts owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender (each such Lender, a “Replacement Lender”) shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the Replacement Lender shall otherwise comply with Section 9.05.

(d) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of Section 2.16(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 2.17 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request that standby letters of credit denominated in Dollars be issued under this Agreement for its own account or the account of any Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no later than three Business Days prior to such date unless otherwise agreed by the Issuing Bank and the Administrative Agent) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, (ii) the total Outstanding Revolving Credits shall not exceed the Total Revolving Commitments and (iii) with respect to such Issuing Bank, the sum of the aggregate face amount of Letters of Credit issued by such Issuing Bank shall not, unless otherwise agreed by such Issuing Bank, exceed its LC Sublimit. If the Borrower so requests in any applicable letter of credit application, the Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit expiration date referenced in clause (c) below; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement

(for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or (B) the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Termination Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Such payment by the Lenders shall be made in Dollars. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in the currency of such LC Disbursement an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that if such LC Disbursement is denominated in Dollars and is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, in the case of each LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that, subject to the penultimate sentence of this paragraph (f), reimbursement obligations of the Borrower with respect to a Letter of Credit may be subject to avoidance by the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any Restricted Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date of such LC Disbursement, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is required to be reimbursed to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum set forth in Section 2.10(c)(ii). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor and any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Bank) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement with respect to the Revolving Facility. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement with respect to the Revolving Facility. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit or related document, the terms hereof shall control.

Section 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.09(a).

(b) The Commitments, Loans and Outstanding Revolving Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 or Section 9.03); provided that this Section 2.18(b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting (i) an increase or extension of such Defaulting Lender’s Revolving Commitment or (ii) the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

(c) If any Letters of Credit or Swing Line Loans exist at the time such Lender becomes a Defaulting Lender then:

(i) Such Defaulting Lender’s LC Exposure and Swing Line Exposure shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Revolving Commitment Percentages (but excluding the Revolving Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (w) the sum of all the Outstanding Revolving Credits owed to all Non-Defaulting Lenders does not exceed the total of all Non-Defaulting Lenders’ Available Revolving Commitments, (x) such reallocation does not cause the aggregate Outstanding Revolving Credits of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment, (y) the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party are true and correct at such time, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date), and (z) no Default shall have occurred and be continuing at such time;

(ii) If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following notice by the Administrative Agent, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding;

(iii) If the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized by the Borrower;

(iv) If LC Exposures of the Non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.09(a) and Section 2.09(b) shall be adjusted to reflect such Non-Defaulting Lenders’ LC Exposure as reallocated; and

(v) If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d) So long as such Defaulting Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related LC Exposure will be 100% covered by the Available Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c)(ii), and the participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Total Revolving Exposure shall be readjusted to reflect the inclusion of such Lender’s Available Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any LC Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.19 Extensions of Commitments

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders, each acting in its sole and individual discretion, that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing a Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Extended Revolving Commitment for such Lender if such Lender is extending an existing Revolving Commitment (such extended Revolving Commitment, an “Extended Revolving Commitment,” and any Revolving Loan made pursuant to such Extended Revolving Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which the Pro Rata Extension Offer is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Commitments; provided, that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall, subject to clauses (ii) and (iii) of this proviso, have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Commitment shall have (x) the same terms as the existing Class of Revolving Commitments from which they are extended or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term Loans in any mandatory prepayment thereunder and (vi) such Extended Term Loans shall not have at any time (x) any financial maintenance covenants of a different type than the Financial Covenants, or any financial maintenance covenants that are more restrictive than the Financial Covenants or (y) negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Revolving Facility as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such Extended Term Loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Commitments evidenced thereby as provided for in Section 9.02(c). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Revolving Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Commitment or upon or prior to the maturity date for any Class of Revolving Commitments.

(c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Commitment will be automatically designated an Extended Revolving Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have a Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Commitment, such Extending Lender will be deemed to have a Revolving Commitment having the terms of such Extended Revolving Commitment.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.19), (i) the aggregate amount of Extended Term Loans and Extended Revolving Commitments will not be included in the calculation of clause (a) of the definition of Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended, (iv) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Commitments unless it shall have consented thereto and (vii) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans or Extended Revolving Commitments.

(e) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Section 2.20 Refinancing Amendments.

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all proceeds of which are used to refinance in whole or in part any Class of Term Loans pursuant to Section 2.08(c). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i) before and after giving effect to the Borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date of the refinanced Term Loans;

(iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, expenses, commissions, underwriting discounts and premiums and accrued interest associated therewith;

(v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (optional prepayment or mandatory prepayment or redemption terms shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent);

(vi) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans;

(vii) Refinancing Term Loans shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral;

(viii) Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.08(c)) hereunder, as specified in the applicable Refinancing Amendment; and

(ix) Refinancing Term Loans shall not at any time have (x) any financial maintenance covenants of a different type than the Financial Covenants, or any financial maintenance covenants that are more restrictive than the Financial Covenants or (y) negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Revolving Facility as determined in good faith by the Borrower unless, in each of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are, in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such Refinancing Term Loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated.

(b) The Borrower may approach any Lender or any other person that would be a permitted assignee pursuant to Section 9.05 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Commitments, the aggregate amount of Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date;

(iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Termination Date for the Revolving Commitments being replaced;

(iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Revolving Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the Revolving Termination Date or are otherwise reasonably acceptable to the Administrative Agent);

(v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility; and

(vi) Replacement Revolving Facility Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral.

Solely to the extent that an Issuing Bank is not a replacement issuing bank, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank, as the case may be, in its sole discretion. The Borrower agrees to reimburse each Issuing Bank, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(d) The Borrower may approach any Lender or any other person that would be a permitted assignee of a Revolving Commitment pursuant to Section 9.05 to provide all or a portion of the Replacement Revolving Facility Commitments; provided, that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Commitments for all purposes of this Agreement; provided, that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Commitments.

(e) The Borrower and each Lender providing the applicable Refinancing Term Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments. For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have a Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have a Revolving Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.20), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of clause (a) of the definition of Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clause (a) or (c) above, as applicable and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Term Loans and other Obligations.

(f) Each party hereto hereby agrees that, upon the Refinancing Effective Date of any Refinancing Term Loans or Replacement Revolving Facility Commitments, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans or Replacement Revolving Facility Commitments evidenced thereby as provided for in Section 9.02. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.20 (including, without limitation, to provide for the establishment of Incremental Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(g) No term loan established and outstanding under this Agreement pursuant to (i) any of Sections 2.02, 2.19 or 2.20 or (ii) an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders shall at any time have (x) any financial maintenance covenants of a different type than the Financial Covenants, or any financial maintenance covenants that are more restrictive than the Financial Covenants or (y) have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Revolving Facility as determined in good faith by the Borrower unless, in each case of clauses (x) and (y) such terms (I) (if favorable to all then existing Lenders) are in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then existing Lenders (without further amendment requirements) for so long as any such term loans are outstanding or (II) become applicable only after the Revolving Facility shall have matured or been terminated. This Section 2.20(g) shall not be waived, amended, amended and restated or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Revolving Lenders or by the Borrower and the Administrative Agent with the consent of the Required Revolving Lenders.

Section 2.21 Loan Repurchases.

(a) Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed by a financial institution chosen by the Borrower and reasonably acceptable to the Administrative Agent (in such capacity, the “Auction Manager” (it being understood that the Administrative Agent shall be under no obligation to act as Auction Manager)), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.21 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii) the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(v) no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi) any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis;

(vii) no Revolving Loan or Swing Line Loan shall be outstanding at the time of such Purchase Offer; and

(viii) no more than 50% of the Term B Loans outstanding on the Closing Date shall be purchased pursuant to Purchase Offers or assignments pursuant to Section 9.05(e).

(b) The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.21, the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.21; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.13, 2.15 and 9.05 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.21. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.04 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

Section 2.22 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.22, agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Revolving Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Commitment Percentage of the Outstanding Revolving Credit of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstanding Revolving Credit shall not exceed the Total Revolving Commitments at such time, and (ii) the Outstanding Revolving Credit of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such credit extension may have, Fronting Exposure. Within the foregoing limits and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.22, prepay under Section 2.08, and reborrow under this Section 2.22. Each Swing Line Loan shall bear interest only at a rate based on the Alternate Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Commitment Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.22(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make an ABR Loan in an amount equal to such Lender’s Revolving Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply cash collateral available with respect to the applicable Swing Line Loan) for the account of the Swing

Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.22(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.22(c)(i), the request for ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.22(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.22(c) by the time specified in Section 2.22(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Loan Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.22(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.22(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Revolving Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.09 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its ABR Loan or risk participation pursuant to this Section 2.22 to refinance such Revolving Lender’s Revolving Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Commitment Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions (including the performance of the Loan Documents) are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational action. This Agreement has been and each other Loan Document will be duly executed and delivered by each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (including the performance of the Loan Documents) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or those which the failure to obtain would not be reasonably expected to result in a Material Adverse Effect and (ii) the filings referred to in Section 3.12, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Loan Party or any order of any Governmental Authority except where any such violation would not reasonably expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument (including the Separation Agreements) binding upon the Borrower or any other Loan Party or its assets except as would not reasonably expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries (other than any Permitted Lien).

Section 3.04 Financial Position. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for (a) the fiscal years ended December 31, 2015 and 2014 reported on by Deloitte & Touche LLP, independent public accountants and (b) the six months ended June 30, 2016. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.

Section 3.05 Properties; Flood Documentation.

(a) Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title and Permitted Liens that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Borrower and its Material Subsidiaries owns, or is validity licensed to use, all Intellectual Property used or held for use by such entities or necessary to operate their respective business as currently conducted and contemplated to be conducted, and the operation of their respective businesses by the Borrower and its Material Subsidiaries does not infringe upon or otherwise violate the rights of any other Person, except for any such Intellectual Property or infringements or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) As to all improved Material Real Property located in the United States which is subject to a Mortgage, (i) the Administrative Agent has received the Flood Documentation with respect to such Material Real Property on or prior to the granting of such Mortgage thereon, and (ii) all flood hazard insurance policies required pursuant to Section 5.05 with respect to any such Material Real Property have been obtained and remain in full force and effect to the extent required by such Section.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) on the Closing Date, that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in Environmental Liability.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.09 Taxes. Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if it were to become due, would cause a Material Adverse Effect.

Section 3.11 Disclosure. To the best of the Borrower’s knowledge, neither the Lender Presentations, the CIM, nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12 Liens; Security Interests in the Collateral.

(a) The Security Agreement will (to the extent required thereby) create in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral described therein (subject to any limitations specified therein). In the case of the certificated pledged stock constituting securities described in Section 5.09(a) as of the Closing Date, when stock certificates representing such pledged stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Security Agreement as of the Closing Date, when financing statements specified on Schedule 3.12 in appropriate form are filed in the offices specified on Schedule 3.12, the Administrative Agent shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (subject to any limitations specified therein) to the extent perfection of such security interest can be perfected by control of securities or the filing of a financing statement, as security for the Obligations, in each case prior and superior in right to any other Person (except Permitted Liens).

(b) When the Security Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral listed in such ancillary document (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c) The Mortgages, if any, executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.09 shall be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) or, if so contemplated by the respective Mortgage, the Administrative Agent and the other Secured Parties, legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are validly filed, registered or recorded in the proper real estate filing, registration or recording offices and any other required registrations have been validly completed by or on behalf of the Administrative Agent, and all relevant mortgage Taxes and recording and registration charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have valid Liens with record or registered notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof.

Section 3.13 No Change. Since December 31, 2015, there has been no event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.14 Subsidiaries. Set forth on Schedule 3.14 is a list of all Subsidiary Guarantors on the Closing Date, together with the jurisdiction of organization, and ownership and ownership percentages of Equity Interests held by each such Subsidiary Guarantor in each direct subsidiary of such Subsidiary Guarantor as of the Closing Date.

Section 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Guarantee Agreement, (a) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts become due and liabilities become absolute and matured and (d) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 3.16 No Default. No Default or Event of Default has occurred and is continuing.

Section 3.17 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any Person that is (i) the target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

Section 3.18 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 3.19 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 3.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of Borrower and its subsidiaries, threatened against Borrower or any of the subsidiaries; (b) the hours worked and payments made to employees of Borrower and the subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Borrower or any of the subsidiaries or for which any claim may be made against Borrower or any of the subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower or such subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Borrower or any of the subsidiaries (or any predecessor) is bound.

Section 3.21 Use of Proceeds. The Borrower will use the proceeds of the (i) Revolving Loans and (ii) Term B Loans to finance the Transactions, to pay fees and expenses in connection therewith, and for working capital and other general corporate purposes, including the financing of Investments permitted under this Agreement; provided that Borrowings of Revolving Loans up to an aggregate principal amount of $25,000,000 shall be available to be drawn on the Closing Date and such Revolving Loans drawn on the Closing Date shall be used only for working capital purposes and to finance fees and expenses in connection with the Transactions.

Section 3.22 Insurance. Schedule 3.22 sets forth a true, complete and correct description, in all material respects, of all material insurance maintained by or on behalf of Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

Section 3.23 USA PATRIOT Act. Borrower and each of its subsidiaries is in compliance with the applicable provisions of the USA PATRIOT Act in all material respects.

ARTICLE IV

Conditions

Section 4.01 Closing Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (including by telecopy or email transmission) from each Loan Party party to the relevant Loan Document, a counterpart of such Loan Document signed on behalf of such Loan Party.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders as of the Closing Date and dated the Closing Date) of (i) Sullivan & Cromwell LLP, counsel for the Borrower and certain of the Loan Parties and (ii) local counsel in each jurisdiction in which a Loan Party is organized and the laws of which are not covered by the opinion referred to in (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, including a certificate of each Loan Party substantially in the form of Exhibit E, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer, a Vice President, a Financial Officer of the Borrower or any other executive officer of the Borrower who has specific knowledge of the Borrower’s financial matters and is satisfactory to the Administrative Agent, confirming that (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct as of the Closing Date and (b) as of the Closing Date, no Default has occurred and is continuing.

(e) There shall have been delivered to the Administrative Agent an executed Perfection Certificate.

(f) The Administrative Agent shall have received a solvency certificate in the form of Exhibit I, dated the Closing Date and signed by the Financial Officer (or any other executive officer of the Borrower who has specific knowledge of the Borrower’s financial matters who is expected to be a Financial Officer after the Closing Date) of the Borrower.

(g) The Administrative Agent, the Lead Arrangers and the Lenders shall have received all reasonable accrued fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees of legal counsel to the Administrative Agent, the Lead Arrangers and the Lenders) required to be reimbursed or paid by the Borrower hereunder.

(h) Since December 31, 2015, there shall have been no event that has had or would reasonably be expected to have a Material Adverse Effect.

(i) The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(j) Other than as set forth in Section 5.12,, the Administrative Agent shall have received the certificates representing the certificated Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and all Indebtedness owing to any Loan Party, other than Excluded Property, shall have been pledged or assigned for security purposes pursuant to the Security Documents and the Administrative Agent shall have received instruments evidencing such Indebtedness, endorsed in blank.

(k) Each Uniform Commercial Code financing statement or other filing required by the Security Agreement shall be in proper form for filing.

(l) Each Loan Party shall have provided the documentation and other information requested by the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the Act, in each case as requested at least five (5) Business Days prior to the Closing Date.

(m) The Administrative Agent shall have received an executed promissory note payable to the order of each Lender that requested such promissory note at least one Business Day prior to the Closing Date (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

(n) The Borrower shall have paid as of the Closing Date immediately after giving effect thereto to the Administrative Agent for the account of each of the Lenders, an upfront fee as separately agreed.

(o) (x) The Administrative Agent shall have received true and complete copies of any SEC Filings and the Separation Agreements, it being understood that any such documents filed with the SEC shall be deemed to have been delivered to the Administrative Agent and the Lenders and (y) the Administrative Agent shall be reasonably satisfied with the arrangements to ensure that the Separation shall be consummated on the Closing Date.

(p) The Administrative Agent shall have received copies of the UCC-3s set forth on Schedule 4.01.

(q) The Senior Notes shall have been issued prior to or substantially concurrently with the effectiveness of this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing), the obligation of the Issuing Bank to issue any Letter of Credit and any extension of credit pursuant to Section 2.02, 2.19 or 2.20 is subject to the satisfaction of the following conditions, subject to Section 1.09 with respect to Incremental Term Loans only:

(a) The representations and warranties of each Loan Party set forth in this Agreement shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date); provided that in the case of any Incremental Term Facility used to finance an acquisition permitted hereunder, to the extent the Lenders participating in such Incremental Term Facility agree, this Section 4.02(a) shall require only customary “specified representations” and “acquisition agreement representations” (i.e., those representations of the seller or the target (as applicable) in the applicable acquisition agreement that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable subsidiary has the right to terminate its obligations under the applicable acquisition agreement as a result of the failure of such representations to be accurate) be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(c) The Administrative Agent, applicable Issuing Bank or the Swing Line Lender shall have received a Committed Loan Notice in accordance with Section 2.03, a Letter of Credit request in accordance with Section 2.17(b) or a Swing Line Loan Notice in accordance with Section 2.22(b), as applicable.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower or other applicable Loan Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or been cash collateralized, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower (or within such time period as the Borrower is required to file its Annual Report on Form 10-K for such fiscal year with the SEC, with regard to any extension of time pursuant to Rule 12b-25 under the Exchange Act or any applicable successor rule, in any event not to exceed 15 days), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to the impending maturity of any indebtedness under this Agreement) and without any qualification or exception as to the scope of such audit except as to the effectiveness of internal control over financial reporting with respect to any subsidiary acquired during such fiscal year in accordance with Regulation S-X under the Exchange Act, as interpreted by the implementation guidance of the U.S. Securities Exchange Commission) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as approved by such accountants and disclosed therein), and a schedule eliminating Unrestricted Subsidiaries and reconciling to the financial statements in reasonable detail, as determined by the Borrower;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or within such time period as the Borrower is required to file its Quarterly Report on Form 10-Q for such fiscal quarter with the SEC, with regard to any extension of time pursuant to Rule 12b-25 under the Exchange Act or any applicable successor rule, in any event not to exceed five days), commencing with the fiscal quarter ending September 30, 2016, its consolidated balance sheet and related statement of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and the statements of stockholders’ equity and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as approved by such officer and disclosed therein), subject to normal year-end audit adjustments and the absence of footnotes, and a schedule eliminating Unrestricted Subsidiaries and reconciling to the financial statements;

(c) within 90 days after the end of each fiscal year of the Borrower, forecasts of the cash and cash equivalents and long-term debt line items on the consolidated balance sheets and forecasts of the statements of operations and cash flows, in each case of the Borrower and the Restricted Subsidiaries on a quarterly basis for the then current fiscal year, in each case prepared by management of Borrower and substantially in the form as the forecasts delivered by the Borrower to the Lead Arrangers prior to the Closing Date;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above commencing with the financial statements delivered for the year ending December 31, 2016, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10, (iii) stating whether any change in GAAP or in the application thereof that materially affects such financial statements has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) setting forth a description of any change in the jurisdiction of organization of the Borrower or any Material Domestic Subsidiary since the date of the most recent certificate delivered pursuant to this paragraph (d) (or, in the case of the first such certificate so delivered, since the Closing Date);

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines and may be limited to accounting matters and disclaim responsibility for legal interpretations);

(f) promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower and/or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan then, upon reasonable request of the Administrative Agent, the Borrower and/or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; and

(g) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall (a) have been posted by the Administrative Agent on IntraLinks or a similar site to which the Lenders have been granted access or (b) shall be available on the website of the SEC at http://www.sec.gov; provided that the Borrower shall notify the Administrative Agent of the posting of such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised completed certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer.

The Borrower represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, files its financial statements with the SEC and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and (b) above, along with the Loan Documents, available to Public Lenders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws. Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Administrative Agent make available to Public Lenders budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent for delivery to each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Restricted Subsidiary thereof as to which there is a reasonable likelihood of an adverse determination that would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower or its Restricted Subsidiaries in an amount which would constitute a Material Adverse Effect; and

(d) any other development that to the knowledge of a Responsible Officer results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except in each case (i) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect or (ii) as such action is not prohibited under Sections 6.03, 6.04 or 6.05.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to:

(a) Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(b) Use commercially reasonable efforts to maintain, prosecute and enforce its material Intellectual Property, in each case except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(c) Maintain, with financially sound and reputable insurance companies, or in accordance with acceptable self-insurance policies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar business as reasonably determined by the Borrower and cause the Administrative Agent to be listed as a loss payee and mortgagee, on property policy with respect to tangible personal property and assets constituting Collateral and as an additional insured on all general liability policies. Notwithstanding the foregoing, Borrower and the subsidiaries may (i) maintain all such insurance with any combination of primary and excess insurance, and (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or other Real Property which does not constitute Collateral (and in such event the loss payee endorsement shall be limited or otherwise modified accordingly).

(d) At the time of delivery of the applicable Mortgage (or such later date as may be agreed to by the Administrative Agent in its sole discretion), subject to Section 5.12, cause such property insurance policy with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent; deliver a certificate of insurance with respect to each Mortgaged Property to the Administrative Agent; deliver to the Administrative Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (d), a copy of a renewal or replacement (or other evidence of renewal of a policy previously delivered to the Administrative Agent) insurance certificate with respect thereto;

(e) At least 45 days prior to the time of delivery of the applicable Mortgage, if any portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

In connection with the covenants set forth in this Section 5.05, it is understood and agreed that:

(i) the Administrative Agent, the Administrative Agent, the Lenders, the Issuing Banks, the Swing Line Lender and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.05, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Administrative Agent, the Lenders, any Issuing Bank, the Swing Line Lender or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of the subsidiaries, hereby agree, to the extent permitted by law, to waive, and further agree to cause each of the subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank, the Swing Line Lender and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent (including acting in the capacity as the Administrative Agent) under this Section 5.05 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Borrower and the subsidiaries or the protection of their properties.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, upon reasonable notice from the Administrative Agent, permit any representatives designated by the Administrative Agent to visit and inspect its properties, upon reasonable notice to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants all at such reasonable times during normal business hours as are mutually agreed by the Borrower and as often as reasonably requested, provided that such visits, inspections, examinations and discussions shall, so long as no Default or Event of Default has occurred and is continuing, take place no more often than one time per fiscal year on a date to be determined by, and shall be coordinated by, the Borrower and the Administrative Agent; provided further, that the Administrative Agent shall have delivered a written request for such inspection to the Borrower prior to the date of any such inspection and that the information provided to the Lenders pursuant to this Section 5.06 shall be subject to the provisions of Section 9.13; provided further, that any Lender may request that the Administrative Agent exercise its rights to conduct such visits, inspections, examinations and discussions.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds. The proceeds of the Loans will be used only to finance the general corporate purposes of the Borrower and its Restricted Subsidiaries, including to fund the Transactions. No proceeds of any Loan or any Letter of Credit will be used, directly or indirectly, or contributed or otherwise made available to any Subsidiary or other Person, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an party to this Agreement or any of its Related Parties (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank, Swing Line Lender, or otherwise) of Sanctions.

Section 5.09 Guarantors and Collateral.

(a) On the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion) (x) each Restricted Subsidiary (other than an Excluded Subsidiary) will become a party to the Guarantee Agreement and (y) the Borrower and each Restricted Subsidiary (other than an Excluded Subsidiary) will (A) become a party to the Security Agreement and, subject to the exceptions set forth in the Security Agreement, pledge its assets, including all of the Equity Interests of any Restricted Subsidiary directly owned by such Restricted Subsidiary and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Restricted Subsidiary that may be issued or granted to, or held by, such Restricted Subsidiary while this Agreement is in effect, but excluding any Excluded Property and (B) except as otherwise contemplated by the Collateral Documents, execute and deliver all such documents and instruments and take such actions to create and perfect the security interests required by the Collateral Documents.

(b) With respect to any Person that becomes a Restricted Subsidiary (other than an Excluded Subsidiary) after the Closing Date, or any Excluded Subsidiary that ceases to constitute an Excluded Subsidiary after the Closing Date, the Borrower will, within 30 days thereafter (or such longer period as the Administrative Agent may agree in its sole discretion) (i) cause such Restricted Subsidiary to (A) become a party to the Guarantee Agreement, (B) become a party to the Security Agreement or such other Collateral Document as may be reasonably requested by the Administrative Agent, (C) pledge all of the Equity Interests of any Restricted Subsidiary (other than Excluded Property) directly owned by such Restricted Subsidiary and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Restricted Subsidiary (other than Excluded Property) that may be issued or granted to, or held by, such Restricted Subsidiary while this Agreement is in effect, (D) except as otherwise contemplated by the Collateral Documents, deliver to the Administrative Agent any and all certificates representing such Equity Interests (to the extent certificated), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank, (E) deliver to the Administrative Agent a certificate of such Restricted Subsidiary substantially in the form of Exhibit E, with appropriate insertions and attachments, and (F) except as otherwise contemplated by the Collateral Documents, execute and deliver all such documents and instruments and take such actions to create and perfect the security interests required by the Collateral Documents and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent one or more legal opinions relating to the matters described above, which shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) The Borrower will grant and cause each of the Subsidiary Guarantors to grant to the Administrative Agent security interests in, and mortgages on, any Material Real Property of such Loan Parties, as applicable, that are not Mortgaged Property as of the Closing Date, to the extent acquired after the Closing Date, within ninety (90) days after such acquisition (or such later date as the Administrative Agent may agree in its reasonable discretion) pursuant to documentation in form and substance reasonably satisfactory to the

Administrative Agent and the Borrower (each, an “Additional Mortgage”), which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens and record, register or file, and cause each such subsidiary to record, register or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording, registration or filing. Unless otherwise waived by the Administrative Agent or the applicable Lender (solely with respect to clause (i)(B) below), with respect to each such Additional Mortgage, the Borrowers shall cause the following requirements to be satisfied with respect to such Material Real Property:

(i) (A) the Administrative Agent shall have received with respect to each Mortgaged Property located in the United States of America or any State thereof, the Flood Documentation and (B) each Lender shall have received (through the Administrative Agent) any other reasonable documents or information reasonably requested by such Lender (through the Administrative Agent) to enable such Lender to comply, in the determination of the Administrative Agent, with any applicable Flood Insurance Laws and all applicable rules and regulations promulgated pursuant thereto;

(ii) the Administrative Agent shall have received:

(A) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording, registering or filing (together with any other forms or undertakings that are required or customary to effect such recording, registration or filing) in all filing, registration or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of filing, registration or recordation thereof,

(B) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of local counsel regarding the due authorization, execution and delivery, the enforceability, and perfection of the Mortgages and such other matters customarily covered in real estate mortgage counsel opinions as the Administrative Agent may reasonably request, if and to the extent, and in such form, as local counsel customarily provides such opinions as to such other matters, and

(C) such other documents as the Administrative Agent may reasonably request that are available to the Borrowers without material expense with respect to any such Mortgage or Mortgaged Property; and

(iii) the Administrative Agent shall have received:

(A) a policy or policies or marked up unconditional binder of title insurance (“Mortgage Policy”) with respect to properties located in the United States, or a date-down and modification endorsement, if available, paid for by the Borrower, in the amount of the Fair Market Value of the respective Mortgaged Property, issued by a nationally recognized title insurance company (“Title Insurer”) insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located (provided, however, that in lieu of a zoning endorsement, Administrative Agent shall accept a zoning report from a nationally recognized zoning report provider), and

(B) either (x) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to properties located in the United States, which (A) complies in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of

Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) is sufficient for such Title Insurer to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Administrative Agent; provided, however, that so long as the Title Insurer shall accept the same to eliminate the standard survey exceptions from such policy or policies, in lieu of a new or revised survey Borrowers may provide a “no material change” affidavit with respect to any prior survey for the respective Mortgaged Property (which prior survey otherwise substantially complies with the foregoing survey requirements), or (y) if Borrower elects an ExpressMap (each of (x) and (y), a “Survey”).

Section 5.10 Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower shall, shall cause the Subsidiary Guarantors to (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s assets, including Equity Interests to the Liens granted by the Security Agreement and the other Collateral Documents to the extent required thereunder and (iii) except as otherwise contemplated by the Collateral Documents, perfect and maintain the validity, effectiveness and priority of the Collateral Documents and any of the Liens created thereunder.

Section 5.11 Ratings. The Borrower shall use commercially reasonable efforts to obtain and to maintain public ratings from Moody’s and Standard & Poor’s for the Term B Loans; provided, however, that the Borrower shall not be required to obtain or maintain any specific rating.

Section 5.12 Post-Closing Requirements.

(a) Within 120 days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall, or shall cause the applicable Loan Party to, grant to the Administrative Agent a security interest in and Mortgage on each Real Property listed on Schedule 5.12 hereto in each case, in the amount set forth with respect to such Real Property on Schedule 5.12 hereto, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens and record, register or file, and cause each such subsidiary to record, register or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording, registration or filing. Unless otherwise waived by the Administrative Agent (and with respect to Section 5.09(c)(i)(B), the applicable Lender), with respect to each such Mortgage, the Borrowers shall satisfy the requirements set forth in Section 5.09(c)(i), (ii) and (iii) with respect to each applicable Real Property.

(b) Within 30 days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver insurance certificates and endorsements contemplated by Section 5.05(c), in form and substance reasonably satisfactory to the Administrative Agent.

(c) Within 20 Business Days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall (or shall cause its Subsidiaries to), to the extent required under the Security Agreement, deliver to the Administrative Agent all certificates, agreements or instruments representing or evidencing the Pledged Collateral (as defined in the Security Agreement) in existence on the Closing Date in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, to the extent not delivered on the Closing date after commercially reasonable efforts.

ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or have been cash collateralized, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness incurred under the Loan Documents, including any Incremental Facility;

(b) Indebtedness in respect of the Senior Notes and any Refinancing Indebtedness thereof;

(c) (i) Indebtedness of the Borrower or any other subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (provided that such Indebtedness is incurred or assumed prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) in an aggregate amount under this clause (c) not to exceed, at any time outstanding, the greater of $~~15,000,000~~20,000,000 and ~~1.75% of Total Assets as of the time of incurrence~~15.0 % of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis) for the most recent Test Period ending prior to such date of determination for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01 and (ii) any Refinancing Indebtedness thereof;

(d) Indebtedness of Non-Loan Parties in an aggregate principal amount at any time outstanding not to exceed $50,000,000;

(e) Guarantees of any Indebtedness permitted pursuant to this Section 6.01 and any Refinancing Indebtedness thereof (other than Guarantees of Indebtedness of a Loan Party by a Non-Loan Party);

(f) Indebtedness of the Borrower owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Borrower; provided, however, that (i) any Indebtedness owing by a Loan Party to a Non-Loan Party pursuant to this clause (f) shall be subordinated in right of payment to the Obligations and (ii) upon any such Indebtedness being owed to any Person other than the Borrower or a Restricted Subsidiary, the Borrower or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (f);

(g) Indebtedness outstanding on the Closing Date and set forth on Schedule 6.01 and any Refinancing Indebtedness thereof;

(h) (i) Indebtedness of any Person which becomes a Restricted Subsidiary after the Closing Date pursuant to a Permitted Acquisition or is merged with or into or consolidated or amalgamated with the Borrower or any Restricted Subsidiary after the Closing Date (or relating to assets acquired by the Borrower or a Restricted Subsidiary following the Closing Date) and Indebtedness expressly assumed in connection with the acquisition of an asset or assets from any other Person; provided that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or of such merger, consolidation, amalgamation or acquisition and was not created in anticipation thereof and (B) immediately after such Person becomes a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition is consummated, on a Pro Forma Basis (x) no Event of Default shall have occurred and be continuing and (y) the Consolidated Net Leverage Ratio shall be less than or equal to 3.75:1.00 and (ii) any Refinancing Indebtedness of such Indebtedness described in clause (h);

(i) [reserved];

(j) Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(k) Indebtedness owed to any officers or employees of the Borrower or any Restricted Subsidiary with respect to repurchases of Equity Interests permitted by Section 6.05(iii);

(l) indemnification, adjustment of purchase price and earn-out provisions, in each case, incurred or assumed in connection with asset acquisitions or asset sales;

(m) obligations of the Borrower or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money;

(n) letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(o) Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence or (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business;

(p) Indebtedness representing deferred compensation incurred in the ordinary course of business;

(q) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(r) Indebtedness constituting obligations in respect of Swap Obligations and hedging and swap arrangements, in each case, entered into for non-speculative purposes;

(s) Indebtedness supported by a Letter of Credit in a principal amount not in excess of the stated amount of such Letter of Credit;

(t) (i) Permitted Unsecured Indebtedness so long as either (x) no Event of Default has occurred and is continuing, in an aggregate principal amount not to exceed the Incremental Amount and Refinancing Indebtedness in respect thereof, or (y) no Event of Default has occurred and is continuing and, on a Pro Forma Basis, the Consolidated Net Leverage Ratio shall be less than or equal to 3.75:1.00 and (ii) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (t);

(u) (i) Permitted Other First Lien Debt so long as either (x) no Event of Default has occurred and is continuing, in an aggregate principal amount not to exceed the Incremental Amount or (y) such Indebtedness is issued for cash consideration and the net cash proceeds therefrom are applied within three Business Days of receipt to prepay Term Loans and (ii) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (u);

(v) (i) Permitted Junior Lien Debt (x) so long as no Event of Default has occurred and is continuing, in an aggregate principal amount not to exceed the Incremental Amount or (y) which is issued for cash consideration to the extent the net cash proceeds are applied within three Business Days of receipt to prepay Term Loans and (ii) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (v);

(w) to the extent constituting Indebtedness, obligations of the Borrower and its Restricted Subsidiaries under the Transaction Agreements; and

(x) other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed, at any time outstanding, the greater of $25,000,000 and ~~2.75% of Total Assets at any time outstanding.~~17.5% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis) for the most recent Test Period ending prior to such date of determination for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01.

Section 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary (or any improvements or accession thereto or proceeds therefrom) existing on the Closing Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any Refinancing Indebtedness in respect thereof;

(d) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 6.01(c); provided that, except in the case of Refinancing Indebtedness, (i) such Liens are incurred prior to or within 180 days after such acquisition or the completion of such construction and improvement with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any of its existing property other than the property financed by such Indebtedness;

(e) Liens created by the Collateral Documents securing the Obligations;

(f) Liens on the Collateral securing Indebtedness incurred pursuant to Sections 6.01(u) and (v);

(g) [reserved];

(h) licenses, sublicenses, covenants not to sue, releases or other rights under Intellectual Property granted to others in the ordinary course of business or in the reasonable business judgment of the Borrower or any Restricted Subsidiary;

(i) licenses, sublicenses, leases or subleases that do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary;

(j) any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder;

(k) normal and customary rights of setoff upon deposits of cash or other Liens originating in the ordinary course of business solely by virtue of any contractual, statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions (including funds or other assets credited thereto and pooling and netting arrangements) and not securing any Indebtedness (other than Indebtedness permitted by Section 6.01(o));

(l) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any acquisition or other investment by the Borrower or any Restricted Subsidiary;

(n) Liens on assets of Non-Loan Parties securing Indebtedness permitted pursuant to Sections 6.01(d);

(o) any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b), (c), (d), and (l) above; provided that with respect to (b) ,(c) and (d) above, (x) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (y) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(q) Liens (i) on assets of a Loan Party in favor of a Loan Party or (ii) on assets of a Non-Loan Party in favor of the Borrower or any of its Restricted Subsidiaries;

(r) Liens on the Equity Interests of any Unrestricted Subsidiary;

(s) Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(t) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(u) Liens arising by operation of law in the ordinary course of business;

(v) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(w) Liens arising under any retention of title, hire, purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower and its Restricted Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms; and

(x) Liens securing other Indebtedness and obligations in an aggregate principal amount not to exceed, at any time outstanding, the greater of $~~25,000,000 and 2.75% of Total Assets at any time outstanding.~~50,000,000 and 35.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis) for the most recent Test Period ending prior to such date of determination for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01.

Section 6.03 Fundamental Changes. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(i) any Person may merge or be consolidated with or into the Borrower in a transaction in which the Borrower is the continuing or surviving Person;

(ii) any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is or becomes a Restricted Subsidiary; provided that, if such Person is a Subsidiary Guarantor, the surviving entity is the Borrower or a Domestic Subsidiary that is or substantially concurrently becomes a Subsidiary Guarantor;

(iii) any merger, consolidation, Disposition, liquidation or dissolution not prohibited by Sections 6.04, 6.05 and 6.11 shall be permitted; and

(iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

Section 6.04 Disposition of Property. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale; provided that ~~(a)~~ the Borrower and its Restricted Subsidiaries may consummate Asset Sales ~~involving assets with an aggregate Fair Market Value, net of the aggregate of amounts paid by the Borrower and its Restricted Subsidiaries as purchase price for Asset Acquisitions or to acquire, construct or develop fixed assets or Intellectual Property useful in their business, not to exceed (x) in any fiscal year of the Borrower, 15.00% of Total Assets or (y) in the aggregate, 35.00% of Total Assets, in each case, determined as of the date of such Asset Sale, and (b) after giving effect thereto and to~~ so long as (a) at the time of and immediately after giving effect to such Asset Sale and the use of proceeds thereof, (i) the Borrower shall be in compliance on a Pro Forma Basis with Section 6.10 and (ii) no Event of Default shall have occurred and be continuing ~~and~~, (~~ii~~b) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (~~iii~~c) in the case of an Asset Sale other than an Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, further, that the amount of:

(i) any liabilities (as reflected in the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated in right of payment to the Loans, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(ii) any securities, notes or other similar obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

(iii) any Designated Noncash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $25,000,000 at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

Section 6.05 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(i) the payment by the Borrower or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with this Section 6.05 (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time); provided that any Restricted Payment pursuant to this clause (i) shall be deemed to have utilized capacity under the exception that such Restricted Payment would have been permitted to have been made in reliance of at the time of declaration or notice of redemption, as applicable;

(ii) the Borrower may declare or make a Restricted Payment with respect to its Equity Interest payable solely in Qualified Equity Interests or redeem any of its Equity Interests in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests; provided that the issuance of such Equity Interests are not included in any determination of the Retained Excess Cash Flow Amount;

(iii) repurchase, redemption or other acquisition for value by the Borrower of, Equity Interests of the Borrower held by officers, directors or employees or former officers, directors or employees of the Borrower and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $~~10,000,000~~15,000,000 during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods; provided, that the total amount of such purchases, redemptions or other acquisitions under this clause (iii) in any twelve consecutive months shall not exceed $~~20,000,000~~25,000,000); provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 6.05;

(iv) repurchases of Equity Interests deemed to occur (a) upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof or (b) in connection with the satisfaction of any withholding Tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights;

(v) any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Borrower (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Borrower from its stockholders; provided that such net cash proceeds are not included in any determination of the Retained Excess Cash Flow Amount;

(vi) payments or distributions to dissenting stockholders of a Person acquired by the Borrower or a Restricted Subsidiary pursuant to an Asset Acquisition permitted by Section 6.11;

(vii) any Restricted Subsidiary may declare or make a Restricted Payment with respect to the Equity Interests of such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (and, in the case of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to each owner of Equity Interests of such Restricted Subsidiary such that the Borrower or Restricted Subsidiary receives at least its pro rata share of such dividend or distribution);

(viii) Restricted Payments in the form of dividends on the Borrower’s common stock in an aggregate amount not to exceed in any 12-month period $~~15,000,000~~20,000,000; provided that after giving effect thereto no Event of Default shall have occurred and be continuing;

(ix) Restricted Payments up to an aggregate amount not to exceed ~~$25,000,000~~the greater of $30,000,000 and 20.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis) for the most recent Test Period ending prior to such date of determination for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01; provided that, at the time of, and after giving effect thereto on a ~~pro forma basis~~Pro Forma Basis no Event of Default shall have occurred and be continuing;

(x) [reserved];

(xi) the Separation Distribution; ~~and~~

(xii) Restricted Payments in an amount not to exceed the portion of the Retained Excess Cash Flow Amount on the date of such election that the Borrower elects to apply to this Section 6.05(xii) in a written notice of a Responsible Officer thereof, which notice shall set forth the Retained Excess Cash Flow Amount (and the calculation thereof in reasonable detail) immediately prior to such election and the amount thereof elected to be so applied; provided that after giving effect thereto on a ~~pro forma basis~~Pro Forma Basis (i) no Event of Default shall have occurred and be continuing and (ii) the Consolidated Leverage Ratio is equal to or less than 3.25 to 1.00; and

(xiii) other Restricted Payments; provided that after giving effect thereto on a Pro Forma Basis (i) no Event of Default shall have occurred and be continuing and (ii) the Consolidated Leverage Ratio is equal to or less than 1.75:1.00.

Section 6.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving payment or consideration in excess of $5,000,000, except:

(a) for transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as determined by the Borrower;

(b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate;

(c) pursuant to, as determined by the Borrower, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

(d) any Restricted Payment permitted by Section 6.05;

(e) the Transaction Agreements and any other agreement set forth on Schedule 6.06 and any amendment, modification or replacement of any of the forgoing that is not, taken as a whole, adverse to the Lenders in any material respect;

(f) any transaction with a joint venture which would be subject to this Section 6.06 solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture;

(g) any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is Qualified Equity Interests;

(h) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

(i) any employment agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto; and

(j) any other transaction approved by a majority of the disinterested members of the Borrower as being fair to the Borrower and its Restricted Subsidiaries.

Section 6.07 Changes in Fiscal Periods. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, change its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld) and, in any event, no more than one (1) time while this Agreement is in effect.

Section 6.08 Sales and Leasebacks. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than the Borrower or a Restricted Subsidiary) providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary unless (i) the lease is not prohibited pursuant to Section 6.01 and 6.02 and (ii) the disposition of such property is not prohibited by Section 6.04.

Section 6.09 Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Equity Interests held by the Borrower or a Restricted Subsidiary, (b) make loans or advances or pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor or (c) transfer any of its assets to the Borrower or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of:

(i) any encumbrances or restrictions existing under this Agreement and the other Loan Documents;

(ii) encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the capital stock or assets of such Restricted Subsidiary;

(iii) encumbrances or restrictions under any agreement governing Capital Lease Obligations secured by Liens permitted by Section 6.02, so long as such restrictions apply only to the assets subject to such Liens or relating to such Capital Lease Obligations, as the case may be;

(iv) encumbrances or restrictions under any agreement listed on Schedule 6.09 as in effect on the Closing Date;

(v) encumbrances or restrictions under any agreement of any Person that becomes a Restricted Subsidiary after the Closing Date that existed prior to the time such Person became a Restricted Subsidiary; provided that such restrictions are not created in contemplation of or in connection with such acquisition;

(vi) any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as determined by the Borrower, will not materially adversely affect the Borrower’s ability to make payments on the Loans;

(vii) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(viii) non-assignment provisions of any contract or lease entered into in the ordinary course of business;

(ix) encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under this Agreement to any Person pending the closing of such sale;

(x) encumbrances or restrictions relating to any Lien permitted under this Agreement imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(xi) encumbrances or restrictions relating to any Lien on any asset or property at the time of acquisition of such asset or property by the Borrower or any Restricted Subsidiary;

(xii) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person;

(xiii) encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(xiv) with respect to clause (c) only, any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

(xv) with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(xvi) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in this Section 6.09; provided that, as determined by the Borrower, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) will not materially adversely affect the Borrower’s ability to make payments on the Loans; and

(xvii) encumbrances or restrictions imposed by the Senior Notes.

Section 6.10 Financial Maintenance Covenants.

For so long as any Revolving Commitments are outstanding or any Lender has any Outstanding Revolving Credit:

(a) the Borrower will not permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, ~~2016 to exceed (i) with respect to any fiscal quarter ending prior to March 31, 2018, 4.50 to 1.00, (ii) with respect to any fiscal quarter ending on or after March 31, 2018 and prior to March 31, 2019, 4.25 to 1.00, (iii) with respect to any fiscal quarter ending on or after March 31, 2019 and prior to March 31, 2020, 4.00 to 1.00 and (ii) with respect to any fiscal quarter ending on or after March 31, 2020,~~2018, to exceed 3.75 to 1.00; and

(b) the Borrower will not permit the Interest Coverage Ratio for any Test Period, commencing with the Test Period ending December 31, ~~2016 to be less than (i) with respect to any Test Period ending prior to March 31, 2018, 3.00 to 1.00, (ii) with respect to any Test Period ending on or after March 31, 2018 and prior to March 31, 2019, 3.25 to 1.00 and (iii) with respect to any Test Period ending on or after March 31, 2019, 3.50~~2018, to be less than 3.25 to 1.00.

Section 6.11 Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any advance, loan, extension of credit (by way of Guarantee or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or incur any Unrestricted Subsidiary Support Obligations with respect to, any other Person (all of the foregoing, “Investments”) except:

(a) extensions of trade credit and credit to customers in the ordinary course of business;

(b) Investments in cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(c) loans and advances to directors, employees and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate principal amount for the Borrower and its Restricted Subsidiaries not to exceed $10,000,000 at any one time outstanding;

(d) Investments made by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; provided that the aggregate outstanding amount of Investments by Loan Parties in Non-Loan Parties pursuant to this clause (d) shall not exceed $~~25,000,000~~35,000,000 at any time;

(e) any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and set forth on Schedule 6.11;

(f) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower; provided that the issuance of such Equity Interests are not included in any determination of the Retained Excess Cash Flow Amount;

(g) accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

(h) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business;

(i) Investments in an amount not to exceed at any one time outstanding ~~$50,000,000~~the greater of $70,000,000 and 50.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis) for the most recent Test Period ending prior to such date of determination for which financial statements have been delivered to the Lenders pursuant to Section 4.01 or 5.01;

(j) Investments arising out of the receipt by the Borrower or a Restricted Subsidiary of noncash consideration for the sale of assets permitted under Section 6.04;

(k) lease, utility and other similar deposits in the ordinary course of business;

(l) to the extent constituting Investments, the Transactions;

(m) Investments in an amount not to exceed the portion of the Retained Excess Cash Flow Amount on the date of such election that the Borrower elects to apply to this Section 6.11(m) in a written notice of a Responsible Officer thereof, which notice shall set forth the Retained Excess Cash Flow Amount (and the calculation thereof in reasonable detail) immediately prior to such election and the amount thereof elected to be so applied; provided that after giving effect thereto no Event of Default shall have occurred and be continuing; and

(n) Permitted Acquisitions.

Section 6.12 Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; provided that (A) the foregoing shall not apply to prohibitions, restrictions and conditions imposed by any Requirement of Law, Permitted Encumbrances, any subordinated Indebtedness, the documents governing any Indebtedness permitted to be incurred pursuant to Section 6.01(c) or (h) or by any Loan Document, (B) the foregoing shall not apply to prohibitions, restrictions and conditions contained in agreements relating to the disposition of any assets pending such disposition, provided such prohibitions, restrictions and conditions apply only to the assets or Restricted Subsidiary that is to be disposed of and such disposition is permitted hereunder, (C) the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions either (1) apply only to the property or assets securing such Indebtedness, or (2) do not restrict the granting of Liens by the Loan Parties to secure the maximum amount of the Revolving Commitments and Term B Loans in effect on the Closing Date, (D) the foregoing shall not apply to customary prohibitions, restrictions or conditions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.11 and applicable solely to such joint venture and entered into in the ordinary course of business, (E) the foregoing shall not apply to customary prohibitions or restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such prohibitions or restrictions relate to the assets subject thereto or are customary provisions in leases and other contracts restricting the subletting or assignment thereof, and (F) the foregoing shall not apply to prohibitions, restrictions or conditions in agreements to which a Restricted Subsidiary is a party that are either (x) in effect on the Closing Date and identified on Schedule 6.12 or (y) binding on such Restricted Subsidiary at the time of acquisition thereof and not entered into in contemplation of such acquisition, and relating solely to such Restricted Subsidiary and the assets of the Restricted Subsidiary subject to such agreement.

Section 6.13 Restrictions on Amendments of Certain Documents.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to amend their organizational documents in a manner that is materially adverse to the Lenders.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to amend the terms of any Junior Debt in a manner that is materially adverse to the Lenders.

Section 6.14 Lines of Business. The Borrower and its Restricted Subsidiaries will not engage in any material line of business other than the lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date and any Related Business.

ARTICLE VII

Events of Default

Section 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, or in any certificate furnished pursuant to this Agreement or any other Loan Document or any amendment, modification or waiver in respect thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI; provided that the Borrower’s failure to perform or observe the covenant set forth in Section 6.10 shall not constitute an Event of Default for purposes of any Term Facilities unless and until the Required Revolving Lenders have actually terminated the Revolving Commitments as a result thereof (the “Term Loan Standstill Period”);

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period therefor;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not adequately covered by insurance) shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(k) the occurrence of one or more ERISA Events in an aggregate amount in excess of $35,000,000;

(l) at any time, the Collateral Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, or any material Lien created by the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except, in each case, as permitted under the Loan Documents); provided however that no Event of Default shall occur under this clause (l) if the aggregate book value of Collateral not subject to a first priority perfected security interest or Lien is at any time less than or equal to $15,000,000;

(m) this Agreement or the Guarantee Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, except as permitted under the Loan Documents; or

(n) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or, prior to the expiration of the Term Loan Standstill Period, with respect to an Event of Default arising solely from the Borrower’s failure to observe any Financial Covenant, at the request of the Required Revolving Lenders only (and in such case only with respect to the Revolving Commitments, Revolving Loans and any Letters of Credit)) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuation of such event) by the Borrower, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (other than notice from the Administrative Agent), all of which are hereby waived by the Borrower and (iii) require all outstanding Letters of Credit to be cash collateralized in accordance with Section 2.17(k); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable and the Letters of Credit shall automatically be required to be cash collateralized in accordance with Section 2.17(k), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Section 8.01 Appointment and Authorization. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders

(including in its capacities as a potential counterparty to a Specified Swap Agreement and a potential Cash Management Bank) and the Issuing Banks hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender or Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02 Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.03 Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03) or otherwise, in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered under or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04 Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct with respect to the actions of such sub-agents or their selection.

Section 8.06 Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall an such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Banks directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 9.06 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation or removal by JPMorgan Chase Bank, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. If JPMorgan Chase Bank, N.A. resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations. If JPMorgan Chase Bank, N.A. resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swing Line Loans. Upon the appointment by the Borrower of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan Chase Bank, N.A. to effectively assume the obligations of JPMorgan Chase Bank, N.A. with respect to such Letters of Credit.

Section 8.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 8.08 Lead Arrangers; Co-Syndication Agent; Co-Documentation Agents. Notwithstanding anything to the contrary herein, none of the Lead Arrangers, the Co-Syndication Agent or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if applicable, as the Administrative Agent, a Lender, the Swing Line Lender or an Issuing Bank. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lead Arrangers, the Co-Syndication Agent or the Co-Documentation Agents in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

Section 8.09 Tax Indemnification by the Lenders. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.14, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.09. The agreements in this Section 8.09 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 8.09, the term “Lender” includes any Issuing Bank and the Swing Line Lender

Section 8.10 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Banks to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 or Section 9.03 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.11 Obligations Under Cash Management Agreements and Specified Swap Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of any Loan Document by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the

Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Specified Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE IX

Miscellaneous

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or tele-phone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet web-sites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, any Issuing Bank or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d) Each of the Borrower, the Administrative Agent, each Issuing Bank and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Bank and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Requirements of Law, including United States Federal and state securities Requirements of Law, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, notices with request to Letters of Credit under Section 2.17 and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Banks, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Per-son on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, amended and restated or modified except as provided in Sections 2.02, 2.19 and 2.20 or pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and acknowledged by the Administrative Agent or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce or forgive the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any obligation to pay amounts pursuant to Section 2.10(c) or any waiver or any change to the definition of “Consolidated Leverage Ratio,” “Consolidated Net Leverage Ratio,” “Interest Coverage Ratio,” ~~or~~ “Consolidated Secured Net Leverage Ratio” or a defined term related thereto shall not constitute a reduction or forgiveness of principal, interest or fees), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.15 without the written consent of each Lender adversely affected thereby, (v) except as provided in Section ~~9.16,~~9.15, release all or substantially all of the Collateral securing the Obligations or all or substantially all of the value of the Guarantees provided by the Guarantors taken as a whole without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of “Required Lenders,” “Required Revolving Lenders,” “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided that such provisions may be amended or amended and restated pursuant to the establishment of Incremental Term Loans pursuant to Section 2.02 in order to restrict affiliated lenders and other persons from being included in such definitions; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swing Line Lender or such Issuing Bank, as the case may be.

(c) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made (including by amendment and restatement) with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to effectuate any Incremental Facilities, Replacement Revolving Facility Commitments, Replacement Revolving Loans, Extended Revolving Commitments and Extended Revolving Loans in a manner consistent with Sections 2.02, 2.19 and 2.20 and as may be necessary to establish such Incremental Facilities, Extended Revolving Commitments, Term Loans, Replacement Revolving Facility Commitments, Replacement Revolving Loans or Extended Revolving Loans as a separate Class or tranche from any existing Term Loans, Revolving Commitments or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) to incorporate terms favorable to the Lenders in accordance with the definitions of “Permitted Junior Lien Debt”, “Permitted Other First Lien Debt” or “Permitted Unsecured Indebtedness” or (C) to cure any ambiguity, omission, error, defect or inconsistency and, in each case under this clause (C), such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the consent of the Required Revolving Lenders (in lieu of the Required Lenders) shall be necessary to (1) waive or consent to a waiver of an Event of Default under Section 7.01(d) (solely with respect to Section 6.10), (2) modify or amend Section 6.10 (including, in each case, the component definitions thereof, solely to the extent such definitions are used in such Section (but not otherwise)) or this clause (d), or (3) waive any conditions precedent to Revolving Borrowings required pursuant to Article IV.

Section 9.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document (but subject to the terms of the Pari Intercreditor Agreement, if applicable), the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.09 (subject to the terms of Section 2.15 and the Pari Intercreditor Agreement, if applicable), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) subject to the Pari Intercreditor Agreement, if applicable, the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to the Pari Intercreditor Agreement, if applicable, and Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.04 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent and its Related Parties (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, restatements, modifications or waivers (or any proposed amendments, restatements, modifications or waivers) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented, out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable, documented, out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented, out-of-pocket related expenses (including the reasonable, documented fees, charges and disbursements (A) one primary counsel for all Indemnitees in any one action and (B) one local counsel in each applicable jurisdiction unless, in each case, in the reasonable opinion of such counsel representation of all Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest owed to any unaffiliated third party) that may be incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any action or proceeding relating to Environmental Laws related in any way to a Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or by any such persons directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by the Borrower to the Administrative Agent (or any sub-agent thereof), an Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an Issuing Bank in connection with such capacity.

(d) To the fullest extent permitted by applicable law, the parties shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not in any way limit the indemnification obligations of the Borrower pursuant to clause (b) above to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with the applicable Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification pursuant to clause (b) above. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) The agreements in this Section shall survive the resignation of the Administrative Agent and any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“assignee” or “assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment (i) of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of a Revolving Commitment or Revolving Loans to a Revolving Lender or an Affiliate of a Revolving Lender or (iii) if an Event of Default pursuant to Section 7.01(a), (b), (h) or (i) has occurred and is continuing, any other assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice of the proposed assignment;

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) in the case of an assignment of a Revolving Commitment, each Issuing Bank and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) with respect to the Revolving Facility, $5,000,000 and (y) with respect to Term Loans, $1,000,000, in each case, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Revolving Commitments or Revolving Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) the assignee shall not be (i) the Borrower or any of the Borrower’s Affiliates except in accordance with Section 2.21 and clause (e) below or (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person); and

(F) no Ineligible Institution shall constitute a permitted assignee under this Agreement.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be null and void.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption with respect to a permitted assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived), and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks, institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or the first proviso to Section 9.03(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations of such Sections; provided that any documentation required to be provided pursuant to Section 2.14(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding or other governmental inquiry to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law after the Participant becomes a Participant.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank that governs or regulates the activities of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Any Lender may, so long as no Event of Default has occurred and is continuing and no Revolving Loans or Swing Line Loans are outstanding after giving effect thereto, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or one of its Subsidiaries through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.21 or (y) notwithstanding any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that in connection with assignments pursuant to clauses (x) and (y) above:

(i) if a Subsidiary is the assignee, upon such assignment, transfer or contribution, such Subsidiary shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii) if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(iii) [reserved];

(iv) the Borrower and its subsidiaries shall not purchase more than 50% of the aggregate principal amount of the Term Loans outstanding on the Closing Date;

(v) all parties to the relevant transactions shall render customary “big-boy” disclaimer letters; and

(vi) at the time any the Borrower or any of its Subsidiaries is making purchases of Term Loans it shall enter into an assignment and assumption agreement reasonably satisfactory to the Administrative Agent documenting the foregoing;

Section 9.06 Survival. All covenants, agreements, representations and warranties made by any Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this

Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lead Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the law of the State of New York.

(b) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Lender, the Swing Line Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(c) The Borrower and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (f) hereof or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower, (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or any of its subsidiaries or the Loans hereunder, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents or (j) subject to an agreement containing provisions substantially the same as those of this Section, to any Person to whom or for whose benefit that such Lender pledges or assigns a security interest pursuant to Section 9.05(d). For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or its Affiliates and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would reasonably accord to its own confidential information.

Subject to Section 9.18, each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

Subject to Section 9.18, all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 9.14 USA PATRIOT Act. Each Lender subject to the Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is hereby required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 9.15 Collateral and Guarantee Matters.

(a) The Lenders irrevocably authorize the Administrative Agent to enter into a Pari Intercreditor Agreements and any other customary intercreditor agreement or arrangement in form and substance reasonably satisfactory to the Administrative Agent with the holders of any Indebtedness secured by Liens on the Collateral (or any agent thereof) permitted under this Agreement that in the good faith determination of the Administrative Agent is necessary to effectuate the incurrence of such Indebtedness.

(b) Any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall automatically be released (i) upon all of the Obligations (other than (x) (A) Cash Management Obligations and (B) Obligations under Specified Swap Agreements not yet due and payable, and (y) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been cash collateralized or otherwise back-stopped (including by “grandfathering” into any future credit facilities), in each case, on terms reasonably satisfactory to the relevant Issuing Bank in its sole discretion, or having expired or having been terminated, and the Total Revolving Commitments having expired or having been terminated, (ii) upon any sale, transfer or other disposition not prohibited hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders, (iv) owned by a Subsidiary Guarantor upon (or substantially simultaneously with) release of such Subsidiary Guarantor from its obligations under its Guarantee Agreement pursuant to clause (c) below, or (v) as expressly provided in the Collateral Documents.

(c) Any Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement (A) in the event of dissolution of such Person, (B) if such Person is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Agreement, upon (or substantially simultaneously with) effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, (C) if the obligations under this Agreement are discharged in accordance with the terms of this Agreement or (D) as otherwise expressly provided in the Guarantee Agreement.

(d) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, release any Subsidiary Guarantor from its obligations under the Guarantee Agreement, or enter into an intercreditor agreement pursuant to this Section 9.15. In each case as specified in this Section 9.15, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.15; subject to receipt by the Administrative Agent of a certificate of an authorized officer of the Borrower certifying that such transaction and release are permitted under this Agreement and the other Loan Documents.

Section 9.16 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees for itself and on behalf of the Loan Parties that (i) the Revolving Facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agent Parties and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agent Parties and the Lenders is and has been acting solely as a principal and is not the agent or fiduciary for the Loan Parties; (iii) the Lead Arrangers, Agent Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Lead Arrangers or the Agent Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Agent Parties and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Section 9.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 9.18 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other loan notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

DONNELLEY FINANCIAL SOLUTIONS, INC.,

By:
Name:
Title:

[Signature Page to DFS Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,, as a Lender, Issuing Bank and Swing Line Lender

By:
Name:
Title:

[Signature Page to DFS Credit Agreement]

, as a Lender

By:
Name:
Title:

If a second signature block is required:

By:
Name:
Title:

[Signature Page to DFS Credit Agreement]